Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (“Amendment”) is effective as of October 19, 2023 and is entered into by and among FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership (“Borrower”), ZIONS BANCORPORATION, N.A., dba CALIFORNIA BANK & TRUST (“CBT”), as the administrative agent (“Administrative Agent”) for itself as a lender and lenders, COMERICA BANK, a Texas banking association (“Comerica”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”) and CITIBANK, N.A. (“Citibank” and collectively with CBT as a lender, Comerica, and JPMorgan, the “Lenders” and each individually a “Lender”) with respect to that certain existing unsecured, revolving credit facility of $125,000,000.00 (the “Credit Facility”) which has been provided to Borrower by Lenders pursuant to that certain Credit Agreement dated as of April 18, 2017 by and among Borrower, Administrative Agent and Lenders (as previously amended from time to time, (the “Existing Credit Agreement”). All terms not defined herein shall mean as defined in the Existing Credit Agreement, as such Existing Credit Agreement has been amended and restated in its entirety as provided for herein below.

RECITALS

A. In connection with the Credit Facility, Borrower also executed (i) that certain Note dated as of April 18, 2017 in favor of CBT as a Lender in the original face amount of $50,000,000.00 (as may have been previously amended, restated and otherwise modified, the “CBT Note”), (ii) that certain Note dated as of November 8, 2017 in favor of Comerica in the original face amount of $25,000,000.00 (as may have been previously amended, restated and otherwise modified, the “Comerica Note”), (iii) that certain Note dated as of November 8, 2017 in favor of JPMorgan in the original face amount of $25,000,000.00 (as may have been previously amended, restated and otherwise modified, the “JPMorgan Note”), and (iv) that certain Note dated as of November 8, 2017 in favor of Citibank in the original face amount of $25,000,000.00 (as may have been previously amended, restated and otherwise modified, the “Citibank Note” and collectively with the CBT Note, the Comerica Note and the JPMorgan Note, the “Notes”). The Credit Facility is also guaranteed by certain Domestic Subsidiaries of the Borrower (individually each a “Guarantor” and collectively, the ”Guarantors”) pursuant to that certain Guaranty dated as of April 18, 2017 in favor of Administrative Agent for the benefit of Lenders, as modified by that certain Joinder to Guaranty dated November 30, 2017 (collectively, and as may have been previously amended, restated, or otherwise modified, the “Guaranty”). The Existing Credit Agreement (as amended and restated in its entirety as set forth below), the Notes, the Guaranty and all other agreements, documents, and instruments evidencing, supporting and otherwise relating to the Credit Facility, as each may have been amended, extended, restated or otherwise modified from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified or restated by this Amendment. Borrower and the Guarantors are sometimes referred to individually as a “Loan Party” and collectively as the “Loan Parties”).

B. The Loan Parties have requested, inter alia, that Administrative Agent and Lenders modify the terms and conditions set forth in the Existing Credit Agreement, including extension of the Maturity Date set forth therein, and Administrative Agent and Lenders are willing to do so pursuant and subject to the terms and conditions set forth below.

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Fifth Amendment to Credit Agreement

AGREEMENT

WHEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Administrative Agent, Lenders and the Loan Parties (including each Guarantor by their respective execution of the attached Consent and Agreement of Guarantors (the “Guarantor Consent”)), the parties hereto agree as follows:

1. Amended and Restated Credit Agreement. Upon satisfaction of the Amendment Conditions (as defined in Section 2 below), the Existing Credit Agreement is hereby deemed amended and restated in its entirety by that certain Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Amended and Restated Credit Agreement”).

2. Conditions Precedent. This Amendment (and the Amended and Restated Credit Agreement), shall become effective and binding on Borrower, Administrative Agent and Lenders only upon Administrative Agent’s determination that each of the following conditions precedent have been satisfied (collectively, the “Amendment Conditions”):

a. Execution and Delivery of Amendment Documents. This Amendment, including the Guarantor Consent attached hereto, and that certain Supplemental Administrative Agent Confidential Fee Letter dated as of even date herewith between Administrative Agent and Borrower (collectively, the “Amendment Documents”) shall have been executed by the Loan Parties and delivered to Administrative Agent, Administrative Agent shall have executed the Supplemental Administrative Agent Confidential Fee Letter, Administrative Agent and Lenders shall have executed this Amendment and a fully executed set of the Amendment Documents shall have been delivered to Borrower by Administrative Agent.

b. Representations True and Correct. The representations and warranties set forth in the Amended and Restated Credit Agreement, this Amendment and the other Loan Documents, including the Guaranty, shall be true, correct and complete in all material respects (provided that, as to those representations and warranties made as of a certain date, they shall be true and correct in all material respects as of that date).

c. No Event of Default. No Default or Event of Default shall have occurred and be continuing.

d. Authorizing Documents; Good Standing Certifications; Opinions. Borrower shall have delivered to Administrative Agent updated resolutions, consents and certificates (including current good standing certificates as to each Loan Party) necessary to evidence and otherwise confirm each Loan Party’s authority to execute and deliver the Amendment Documents to which such Loan Party is a party and perform its obligations thereunder. Counsel for the Loan Parties shall have delivered to Administrative Agent such opinions as may be reasonably required by Administrative Agent, including authorization and enforceability opinions.

e. Payment of Modification Fee. Borrower shall have paid to Administrative Agent (for the benefit of Lenders on a pro rata basis in accordance with their Applicable Percentages), a modification fee equal to 0.50% of the Aggregate Commitment amount (i.e., a modification fee of $625,000.00) in immediately available funds, which fee shall be deemed fully earned and non-refundable upon receipt, irrespective of any subsequent prepayment or acceleration of the Maturity Date.

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Fifth Amendment to Credit Agreement

f. Payment of Costs and Expenses. In addition to payment of the modification fee as set forth above, Borrower shall have paid all fees, costs and expenses required to be paid to Administrative Agent by Borrower pursuant to the Supplemental Administrative Agent Confidential Fee Letter dated as of even date herewith between Administrative Agent and Borrower. Administrative Agent shall have received payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees and expenses) required to be paid pursuant to Section 10.04(a) of the Amended and Restated Credit Agreement (without prejudice to any post-closing settlement of such fees and expenses to the extent not so invoiced)).

g. Lender Authorization. Administrative Agent shall have received authorization from each Lender to close this Amendment and deem this Amendment effective as of the date first set forth above.

Upon Administrative Agent’s determination that the foregoing Amendment Conditions have been satisfied, this Amendment and the Amended and Restated Credit Agreement shall be deemed effective as of the date first set forth above and the Administrative Agent shall notify each party hereto of such effectiveness. For avoidance of doubt, upon the effectiveness of this Amendment, the Existing Credit Agreement shall be deemed to have been amended, restated and replaced in its entirety by the Amended and Restated Credit Agreement, with all references to the Credit Agreement in the Loan Documents being deemed a reference to the Amended and Restated Credit Agreement.

3. Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders that, as of the date hereof: (a) the representations and warranties contained in the Loan Documents to which it is a party are true, complete and accurate in all material respects as of the date hereof (except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall have been true, correct and complete as of such specified date); (b) after giving effect to this Amendment, no Event of Default exists and it is not aware of any existing Defaults; (c) to Borrower’s knowledge, Administrative Agent and Lenders have each performed all of their respective obligations as and when required under the Loan Documents and Borrower not aware of any claims, counterclaims, defenses, or off-sets with respect to the enforcement against Borrower of the Loan Documents to which it is a party exist; (d) no voluntary actions or involuntary actions are pending against any of the Loan Parties under the bankruptcy or insolvency laws of the United States or any state thereof; (e) each Loan Party (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver the Amendment Documents to which it is a party and perform its obligations under the Amendment Documents, (d) the execution and delivery by each Loan Party of the Amendment Documents to which it is a party and the performance by each Loan Party of its obligations under the Amendment Documents have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; or (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien pursuant to a Loan Document) under (x) any Contractual Obligation to which such Loan Party is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, in each case under this clause (ii) except to the extent such conflict, breach or contravention, as the case may be, would not reasonably be expected to have a Material Adverse Effect and (e) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery by any Loan Party of the Amendment Documents to which it is a party or the performance by any Loan Party of its obligations under the Amendment Documents except (x) such as have been obtained or made and are (or will so be) in full force and effect, and (y) those the failure to obtain or make which would not reasonably be expected to result in a Material Adverse Effect.

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Fifth Amendment to Credit Agreement

4. Ratification of Loan Documents and Collateral. Borrower hereby acknowledges, agrees, represents, ratifies and confirms to Administrative Agent and Lenders that each of Loan Documents to which it is a party, as each such Loan Document may have been amended, restated, amended and restated or otherwise modified by this Amendment, including the Amended and Restated Credit Agreement, continue to be valid, in full force and effect and enforceable against Borrower in accordance with its terms, and such Loan Party remains obligated thereunder, all without any right of offset, counter-claim or defense (other than the defense of actual prior payment or performance thereof pursuant to such Loan Documents).

5. Binding Effect. Administrative Agent, Lenders, Borrower and each Guarantor (by their respective execution of the Guarantor Consent), hereby acknowledge and agree that:

a. The Loan Documents as modified herein are binding upon, and inure to the benefit of Administrative Agent, Lenders and each of the Loan Parties, together with their respective successors and assigns to the extent any such assignment is permitted under the Amended and Restated Credit Agreement;

b. This Amendment, and the interpretation and enforcement thereof shall be in accordance with the general terms and conditions set forth in the Amended and Restated Credit Agreement, including the notice provisions, consent to jurisdiction provisions, governing law provisions, waiver of jury and judicial reference provisions, and the integration, counterpart and severability provisions, with Administrative Agent, Lenders and each of the Loan Parties being entitled to the benefits thereof and being bound thereby; and

c. This Amendment, including each of the provisions set forth above in Section 1, are hereby deemed implemented and effective as of the date first set forth above, with the Amended and Restated Credit Agreement being deemed effective, valid and in full force and effect as of such date.

[Reminder of Page Intentionally Blank – Signature Pages Follow]

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Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

BORROWER:

FIVE POINT OPERATING COMPANY, LP,
a Delaware limited partnership

By:	Five Point Opco GP, LLC, a Delaware limited liability company, its managing general partner

	By:	/s/ Kim Tobler
Kim Tobler, Chief Financial Officer, Treasurer & Vice President

	By:	/s/ Michael Alvarado
Michael Alvarado, Chief Legal Officer, Vice President & Secretary

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Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba
CALIFORNIA BANK & TRUST,
as Administrative Agent

By:	/s/ Sean Reilly
Name:	Sean Reilly
Title:	Vice President

LENDER:

ZIONS BANCORPORATION, N.A. dba
CALIFORNIA BANK & TRUST,
as a Lender and L/C Issuer

By:	/s/ Sean Reilly
Name:	Sean Reilly
Title:	Vice President

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Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

LENDER:

CITIBANK, N.A.

By:	/s/ Thomas Vajda
Name:	Thomas Vajda
Title:	Vice President

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Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

LENDER:

COMERICA BANK

By:	/s/ Jonathan R. Ward
Name:	Jonathan R. Ward
Title:	VP – Western Market

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Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

LENDER:

JPMORGAN CHASE BANK, N.A.,
a national banking association

By:	/s/ Amitkumar Mudaliar
Name:	Amitkumar Mudaliar
Title:	Vice President

[End of Signature Pages]

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Fifth Amendment to Credit Agreement

CONSENT AND AGREEMENT OF GUARANTORS

(FIFTH AMENDMENT)

The undersigned Guarantors hereby consent to the foregoing Fifth Amendment to Credit Agreement (“Amendment”). Except to the extent expressly defined herein, each capitalized term shall mean as defined in the Amendment. Each Guarantor further acknowledge, represent and warrant to Administrative Agent and Lenders that (a) it has received a copy of the Amendment, have read the Amendment, understand the Amendment Documents (including the Amended and Restated Credit Agreement attached to the Amendment as Exhibit A), have discussed those Amendment Documents with Borrower, have sought independent advice from counsel with respect to those Amendment Documents or, although having the time and opportunity to do so, have elected not to seek such independent advice, and thereafter has fully, finally and unconditionally consented to the Amendment Documents, (b) the Guaranty as may be restated, amended or otherwise modified by the Amendment Documents continues to be the legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general application, (c) notwithstanding anything to the contrary set forth in any other agreement, instrument or other document, such Guarantor acknowledges and agrees that it is not a primary obligor along with Borrower under the Credit Facility and that the obligations of each Guarantor under the Loan Documents to which it is a party constitute separate, independent and valid obligations of such Guarantor, and (d) to such Guarantor’s knowledge, Administrative Agent and Lenders have each performed all of their respective obligations as and when required under the Loan Documents and such Guarantor is not aware of any claims, counterclaims, defenses, or off-sets with respect to the enforcement against it of the Loan Documents to which it is a party exist and it is not aware of any existing claims, counterclaims, defenses, or off-sets with respect to the enforcement against it of any of the Loan Documents to which it is a party.

Each Guarantor further acknowledges and agrees that, notwithstanding anything to the contrary set forth in any Guaranty, no Guarantor shall be deemed to be a guarantor of any applicable swap obligations if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, “the ECP Rules”) to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other applicable law or regulation. This paragraph shall not affect any obligations of any Guarantor other than any obligations of such Guarantor with respect to any such swap obligations, nor shall it affect the obligations of any Guarantor who qualifies as an Eligible Contract Participant.

[Remainder of Page Intentionally Blank – Signature Pages Follow]

Five Point Operating Company, LP
Consent and Agreement of Guarantors Fifth Amendment

IN WITNESS WHEREOF, the undersigned has entered into this Consent and Agreement of Guarantors as of the date of the Amendment.

GUARANTOR:

THE SHIPYARD COMMUNITIES, LLC

By:	Five Point Operating Company, LP,
its manager

	By:	Five Point Opco GP, LLC, a Delaware limited liability company, its managing general partner

		By:	/s/ Kim Tobler
Kim Tobler, Chief Financial Officer, Treasurer & Vice President

		By:	/s/ Michael Alvarado
Michael Alvarado, Chief Legal Officer, Vice President & Secretary

S-1	Five Point Operating Company, LP
Consent and Agreement of Guarantors Fifth Amendment

IN WITNESS WHEREOF, the undersigned has entered into this Consent and Agreement of Guarantors as of the date of the Amendment.

GUARANTOR:

FIVE POINT LAND, LLC

By:	Five Point Operating Company, LP,
its manager

	By:	Five Point Opco GP, LLC,
its managing general partner

		By:	/s/ Kim Tobler
		Name:	Kim Tobler
		Title:	Chief Financial Officer, Treasurer &Vice President

		By:	/s/ Michael Alvarado
		Name:	Michael Alvarado
		Title:	Chief Legal Officer, Vice President & Secretary

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Consent and Agreement of Guarantors Fifth Amendment

IN WITNESS WHEREOF, the undersigned has entered into this Consent and Agreement of Guarantors as of the date of the Amendment.

GUARANTOR:

FIVE POINT COMMUNITIES MANAGEMENT, INC.

By:	/s/ Kim Tobler
Name:	Kim Tobler
Title:	Chief Financial Officer, Treasurer &
Vice President

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President & Secretary

S-3	Five Point Operating Company, LP
Consent and Agreement of Guarantors Fifth Amendment

IN WITNESS WHEREOF, the undersigned has entered into this Consent and Agreement of Guarantors as of the date of the Amendment.

GUARANTOR:

FIVE POINT COMMUNITIES, LP

By:	Five Point Communities Management, Inc.,
its general partner

By:	/s/ Kim Tobler
Name:	Kim Tobler
Title:	Chief Financial Officer, Treasurer & Vice President

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President & Secretary

S-4	Five Point Operating Company, LP
Consent and Agreement of Guarantors Fifth Amendment

IN WITNESS WHEREOF, the undersigned has entered into this Consent and Agreement of Guarantors as of the date of the Amendment.

GUARANTOR:

FIVE POINT HERITAGE FIELDS, LLC

By:	Five Point Operating Company, LP,
its manager

	By:	Five Point Opco GP, LLC,
its managing general partner

	By:	/s/ Kim Tobler
	Name:	Kim Tobler
	Title:	Chief Financial Officer, Treasurer & Vice President

	By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Chief Legal Officer, Vice President & Secretary

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Consent and Agreement of Guarantors Fifth Amendment

IN WITNESS WHEREOF, the undersigned has entered into this Consent and Agreement of Guarantors as of the date of the Amendment.

GUARANTOR:

FIVE POINT CAPITAL CORP.

By:	/s/ Kim Tobler
Name:	Kim Tobler
Title:	Chief Financial Officer, Treasurer & Vice President

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President & Secretary

S-6	Five Point Operating Company, LP
Consent and Agreement of Guarantors Fifth Amendment

EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

[Attached]

Five Point Operating Company, LP

Fifth Amendment to Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 19, 2023

among

FIVE POINT OPERATING COMPANY, LP,

as the Borrower,

ZIONS BANCORPORATION, N.A. DBA CALIFORNIA BANK & TRUST,

as Administrative Agent

and

L/C Issuer,

and

The Lenders Party Hereto

ZIONS BANCORPORATION, N.A. DBA CALIFORNIA BANK & TRUST,

as

Sole Lead Arranger and Sole Bookrunner

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Amended and Restated Credit Agreement

ARTICLE IV.	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	60

4.01	[Reserved]	60
4.02	Conditions to all Credit Extensions	60

ARTICLE V.	REPRESENTATIONS AND WARRANTIES	60

5.01	Existence, Qualification and Power	60
5.02	Authorization; No Contravention	61
5.03	Governmental Authorization	61
5.04	Binding Effect	61
5.05	Financial Statements; No Material Adverse Effect	61
5.06	Litigation	62
5.07	No Default	62
5.08	Ownership of Property; Liens	62
5.09	Environmental Compliance	62
5.10	Insurance	62
5.11	Taxes	62
5.12	ERISA Compliance	62
5.13	Margin Regulations; Investment Company Act	63
5.14	Disclosure	63
5.15	Compliance with Laws	64
5.16	[Reserved]	64
5.17	OFAC	64
5.18	Anti-Corruption Laws	64
5.19	EEA Financial Institutions	64

ARTICLE VI.	AFFIRMATIVE COVENANTS	64

6.01	Financial Statements	64
6.02	Certificates; Other Information	65
6.03	Notices	67
6.04	Payment of Obligations	67
6.05	Preservation of Existence, Etc.	67
6.06	Maintenance of Properties	67
6.07	Maintenance of Insurance	68
6.08	Compliance with Laws; Beneficial Ownership Certification	68
6.09	Books and Records	68
6.10	Inspection Rights	68
6.11	Use of Proceeds	69
6.12	Additional Guarantors	69
6.13	Anti-Corruption Laws	69

ARTICLE VII.	NEGATIVE COVENANTS	69

7.01	Financial Covenants	69

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Amended and Restated Credit Agreement

7.02	[Reserved]	70
7.03	Use of Proceeds	70
7.04	Organization Documents	70
7.05	Sanctions	70
7.06	Proceeds Used In Contravention of Anti-Corruption Laws	70
7.07	Additional Negative Covenants	71

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	71

8.01	Events of Default	71
8.02	Remedies Upon Event of Default	73
8.03	Application of Funds	74

ARTICLE IX.	ADMINISTRATIVE AGENT	75

9.01	Appointment and Authority	75
9.02	Rights as a Lender	75
9.03	Exculpatory Provisions	75
9.04	Reliance by Administrative Agent	76
9.05	Delegation of Duties	77
9.06	Resignation of Administrative Agent	77
9.07	Non-Reliance on Administrative Agent and Other Lenders	79
9.08	No Other Duties, Etc.	79
9.09	Guaranty Matters	79
9.10	Document Imaging	79

ARTICLE X.	MISCELLANEOUS	79

10.01	Amendments, Etc.	79
10.02	Notices; Effectiveness; Electronic Communication	81
10.03	No Waiver; Cumulative Remedies; Enforcement	83
10.04	Expenses; Indemnity; Damage Waiver	83
10.05	Payments Set Aside	85
10.06	Successors and Assigns	86
10.07	Treatment of Certain Information; Confidentiality	90
10.08	Right of Setoff	91
10.09	Interest Rate Limitation	92
10.10	Counterparts; Integration; Effectiveness	92
10.11	Survival of Representations and Warranties	92
10.12	Severability	93
10.13	Replacement of Lenders	93
10.14	Governing Law; Jurisdiction; Etc.	93
10.15	Waiver of Jury Trial	95
10.16	California Judicial Reference	95
10.17	No Advisory or Fiduciary Responsibility	95

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Amended and Restated Credit Agreement

10.18	Electronic Execution of Assignments and Certain Other Documents	96
10.19	USA PATRIOT Act	96
10.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	97
10.21	Supported QFC	97
SCHEDULES
1.01	(a)Guarantors
2.01	Commitments and Applicable Percentages
5.06	Litigation
5.09	Environmental Matters
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Committed Loan Notice
B	Form of Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E	Form of Guaranty
F-1 through F-4	Form of U.S. Tax Compliance Certificates
G	Senior Notes Indenture

iv	Five Point Operating Company, LP
Amended and Restated Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Credit Agreement” or “Agreement”) is entered into as of October 19, 2023, among FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and ZIONS BANCORPORATION, N.A. DBA CALIFORNIA BANK & TRUST, as Administrative Agent and L/C Issuer.

WHEREAS, Borrower, Administrative Agent and Lenders have previously entered into that certain original Credit Agreement dated as of April 18, 2017, pursuant to which Lenders provided to Borrower a revolving credit facility administrated by Administrative Agent, all in accordance with the terms and conditions set forth therein (as previously amended, including by those certain four amendments entered into prior to the date hereof, collectively, the “Existing Credit Agreement”);

WHEREAS, the Loan Parties have requested, inter alia, that Administrative Agent and Lenders modify the terms and conditions set forth in the Existing Credit Agreement, including extension of the Maturity Date set forth therein, and Administrative Agent and Lenders are willing to do so pursuant and subject to the terms and conditions set forth in that certain Fifth Amendment to Credit Agreement dated as of even date herewith entered into by and among Borrower, Administrative Agent and Lenders, to which this Credit Agreement is attached (the “Fifth Amendment”); and

WHEREAS, subject to satisfaction of the Amendment Conditions (as defined in the Fifth Amendment) in accordance with Section 1 of the Fifth Amendment, effective as of the date first set forth above, the parties hereto have agreed to the amendment and restatement of the Existing Credit Agreement in its entirety on the terms and conditions set forth herein.

THEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS; ACCOUNTING TERMS; ETC.

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means CBT, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

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Amended and Restated Credit Agreement

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders, which Commitments aggregate $125,000,000.00 as of the date of this Agreement, as they may be reduced pursuant to Section 2.06 or otherwise modified pursuant to the terms of this Agreement.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired or terminated, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Applicable Rate for Undrawn Fees	Applicable Rate for determining Interest Rate (whether SOFR Loan or Base Rate Loan) and for Letter of Credit Fees
1	<30%	0.40%	2.25%
2	>30% but <40%	0.45%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 2 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date of delivery of the Compliance Certificate with respect to the fiscal quarter ended September 30, 2023 shall be determined based upon Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

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Amended and Restated Credit Agreement

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means CBT (or any other registered broker-dealer wholly-owned by Zions Bancorporation, N.A. dba California Bank & Trust to which all or substantially all of ZB’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2022, and the related consolidated statements of income or operations, capital and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

“Authorized Financial Officer” means any of the chief financial officer, treasurer or controller of the Borrower.

“Availability Period” means the period from and including the Original Closing Date to the earliest of (a) the then current Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of any interest period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means SOFR plus the SOFR Adjustment; provided that, if for any reason SOFR is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one-half percent (0.50%).

3	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Base Rate Loan” means a Loan that bears interest at the Base Rate.

“Basel III” means the third of the so-called Basel Accords issued by the Basel Committee on Banking Supervision.

“Benchmark” means initially, the SOFR 1 Month Term Index Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means for any Available Tenor, the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of SOFR with a Benchmark based rate having approximately the same length as the then applicable Benchmark index rate with an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Administrative Agent as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to the above would be less than 0.00%, then the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents. As used herein, the term “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including any conforming changes to the definitions of Interest Rate, Interest Index Rate, Interest Rate Adjustment Date, Interest Rate Determination Date, “Business Day,” and “Interest Period,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides (and in consultation with the Borrower so long as no Event of Default then exists) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents; provided that any such decision or determination will be in consultation with the Borrower so long as no Event of Default then exists).

4	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, and any successor statutes and regulations thereof, all as may be revised, renewed or otherwise modified from time to time.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing.

“Borrowing Base” means, as of any date of determination, an amount equal to (a) the Consolidated Unpledged Assets divided by (b) 1.5.

“Borrowing Base Indebtedness” means, as of any date of determination, an amount equal to (a) Consolidated Funded Indebtedness of Holdings and its Subsidiaries minus (b) Non-Recourse Indebtedness of Holdings and its Subsidiaries and (c) any Indebtedness secured by asset(s) of Holdings or any of its Subsidiaries not included in the Consolidated Unpledged Assets.

“Business Day” means any day on which Administrative Agent and other financial institutions located in California are open and conducting business but expressly excluding Saturday, Sunday and any holiday officially recognized by the State of California or the United States of America; provided that, (a) with respect to any determination of the SOFR 1 Month Term Index Rate, the term “Business Day” shall also exclude any day on which such index rate is not published by the SOFR Administrator and (b) with respect to any determination of any Benchmark Replacement, the term “Business Day” shall also exclude any day on which such Benchmark Replacement is not published by the administrator of the applicable Benchmark.

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Amended and Restated Credit Agreement

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof, (b) commercial paper rated at the time of acquisition thereof A-2 or better by S&P or P-2 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business (whether domestic or foreign), (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus at the time of acquisition thereof in excess of $100,000,000, (e) any corporate debt rated, at the time of acquisition thereof, BBB+ (or the equivalent thereof) or better by S&P or Baa1 (or the equivalent thereof) or better by Moody’s and maturing within one year of the date of acquisition, (f) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof), and (g) money market funds investing in various asset classes, including substantially all the assets of which are described in the preceding clauses.

“CBT” means Zions Bancorporation, N.A. dba California Bank & Trust and its successors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Control” means:

(a) at any time, Holdings (or a direct or indirect wholly-owned Subsidiary of Holdings) ceases to be the manager, general manager, general partner or operating managing member (or any equivalent role) of, or otherwise Control, the Borrower; or

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Amended and Restated Credit Agreement

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the Permitted Investors) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings.

“Closing Date” means the effective date of the Fifth Amendment in accordance with its terms.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Law.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or any other form approved by the Administrative Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) to the extent deducted from revenues in determining such Consolidated Net Income: (i) interest expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash (including impairment) charges, (vi) extraordinary losses, and (vii) loss (gain) on early extinguishment of indebtedness, minus (c) to the extent added to revenues in determining such Consolidated Net Income, (i) non-cash gains and extraordinary gains (including for the avoidance of doubt, gains relating to the release of any tax asset valuation reserves), (ii) interest income and (iii) benefit for income taxes.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum (without duplication) of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds (excluding surety and appeal bonds,

7	Five Point Operating Company, LP
Amended and Restated Credit Agreement

performance bonds and other bonds of a like nature), debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial but excluding Performance Letters of Credit and any surety and appeal bonds, performance bonds and other bonds of a like nature), bankers’ acceptances, bank guaranties and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (excluding (i) accounts payable, expense accruals and deferred compensation items incurred in the ordinary course of business, and (ii) any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and such obligation is not paid by or on behalf of such Person after becoming due and payable), (e) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than Holdings or any Subsidiary (excluding any “bad boy”, “bad acts” or completion guarantee or similar arrangement), and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or a Subsidiary is a general partner or joint venturer, unless and to the extent such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary. Notwithstanding (but without duplication of) the foregoing, “Consolidated Funded Indebtedness” shall include reimbursement obligations owing by The Shipyard Communities, LLC (“TSC”) in respect of EB-5 loan obligations pursuant to (A) the Reimbursement Agreement, dated as of May 2, 2016, between TSC and CP/HPS Development Co.-C, LLC, (B) the Reimbursement Agreement, dated as of May 2, 2016, between TSC and HPS Vertical Development Co.-D/E, LLC and (C) the Reimbursement Agreement, dated as of May 2, 2016, between TSC and CP Vertical Development Co. 1, LLC.

“Consolidated Interest Charges” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, (a) the sum of all interest, premium payments, debt discount, fees, charges and related expenses of Holdings and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets for such period, in each case to the extent treated as interest in accordance with GAAP, but excluding amortization of deferred financing costs and any amounts of non-cash interest, minus (b) interest income for such period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on such date to (b) Consolidated Interest Charges for the period of four consecutive fiscal quarters ending on such date.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a)(I) Consolidated Funded Indebtedness as of such date minus (II) Unrestricted Cash in excess of $25,000,000 as of such date to (b)(I) Consolidated Funded Indebtedness as of such date plus (II) Consolidated Tangible Net Worth as of such date minus (III) Unrestricted Cash in excess of $25,000,000 as of such date.

“Consolidated Net Income” means, for any period, for Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP, the net income (or loss) of Holdings and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

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Amended and Restated Credit Agreement

“Consolidated Net Tangible Assets” means, as of any date of determination, (a) the sum of (i) the total amount of assets of Holdings and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP and (ii) intangible assets attributed to the incentive compensation provisions of the Second Amended and Restated Development Management Agreement, dated as of April 21, 2017, by and among Heritage Fields E1 Toro, LLC, Five Point Communities, LP and Five Point Communities Management, Inc., minus (b) the sum of (i) minority or non-controlling interests included therein, (ii) Intangible Assets of Holdings and its Subsidiaries on that date and (iii) all assets of Holdings and its Subsidiaries securing Non-Recourse Indebtedness as of such date up to the aggregate principal amount of such Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP, Shareholders’ Equity of Holdings and its Subsidiaries on that date minus the Intangible Assets of Holdings and its Subsidiaries on that date.

“Consolidated Unpledged Assets” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP, the total amount of all gross investments, cash and Cash Equivalents, receivables and other assets as are presented on the consolidated balance sheet of Holdings that are not subject to any Lien (excluding all assets related to improvement bonds and communities facility district financings); provided that unless and until the San Francisco Inclusion Date has occurred, “Consolidated Unpledged Assets” shall not include the San Francisco Assets. For the avoidance of doubt, upon the occurrence of the San Francisco Inclusion Date, the San Francisco Assets which are not subject to any Lien (excluding all assets related to improvement bonds and communities facility district financings) shall first be included in Consolidated Unpledged Assets for that fiscal quarter in which such San Francisco Inclusion Date occurred.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“DDA” means that certain Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated June 3, 2010, by and between the Redevelopment Agency of the City and County of San Francisco and CP Development Co., LP, as amended by that certain First Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated December 19, 2012, by and between the Successor Agency to the Redevelopment Agency of the City and County of San Francisco and CP Development Co., LP, and as further amended by that certain Second Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated December 1, 2014, by and between the Successor Agency to the Redevelopment Agency of the City and County of San Francisco and CP Development Co., LP.

9	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate applicable to such Letters of Credit plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental

10	Five Point Operating Company, LP
Amended and Restated Credit Agreement

Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction, including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and Crimea.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower (other than a FSHCO) that is organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)), and which is any of (i) a Lender or any of its Affiliates; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iv) a life insurance company organized under the laws of any State of the United States,

11	Five Point Operating Company, LP
Amended and Restated Credit Agreement

or organized under the laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (v) a nationally or internationally recognized investment banking company or other financial institution in the business of making, investing in or purchasing loans, or an Affiliate thereof organized under the laws of any State of the United States or any other country which is a member of OECD, and licensed or qualified to conduct such business under the laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; or (vi) an Approved Fund. In no event shall a Defaulting Lender be deemed to be an Eligible Assignee.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person.

“Equity Issuance” means any issuance of Equity Interests by any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042

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Amended and Restated Credit Agreement

of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiary” means any Subsidiary of the Borrower that is (a) not a Wholly Owned Subsidiary of the Borrower, (b) an Immaterial Subsidiary, (c) an SPE Subsidiary, (d) a Foreign Subsidiary, (e) prohibited or restricted from guaranteeing the Indebtedness of the Borrower hereunder by (i) any Contractual Obligation (including any requirement to obtain the consent of any Person that is not the Borrower or a Subsidiary thereof) or (ii) applicable Law (including the requirement to obtain the consent of any Governmental Authority to the extent not obtained) or (f) any direct or indirect Subsidiary of any Excluded Subsidiary pursuant to clauses (a) through (e).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding (including backup withholding) Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Recipient changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extension Request” has the meaning specified in Section 2.14(a).

“Facility Anniversary Date” means each annual anniversary of the Original Closing Date.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

13	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b) (1) of the Code, and any applicable intergovernmental agreements with respect thereto and laws enacting such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to CBT on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero percent (0.0%) at any time, such rate shall be deemed to be zero percent (0.0%) for the purposes of this Agreement so long as the Federal Funds Rate remains at less than zero percent (0.0%).

“Fee Letter” means any letter agreement between the Borrower and CBT with respect to any fees to be paid to Administrative Agent for its own account or otherwise for the benefit of Lenders, in each case, relating to the credit facility provided to Borrower pursuant to, inter alia, this Agreement.

“Fifth Amendment” has the meaning specified in the Recitals first set forth above.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction..

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of that Person which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any direct or indirect Subsidiary of the Borrower substantially all of whose assets consists of the Equity Interests of Persons who are direct or indirect Foreign Subsidiaries of the Borrower.

14	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governing Law Agreement” means that certain governing law agreement dated as of the Original Closing Date by and among the Administrative Agent, the Borrower and each other Loan Party, as such agreement may be amended, restated or otherwise modified from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), but in each case excluding any “bad boy”, “bad acts” or completion guarantee or similar arrangement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, as of the Closing Date, the Domestic Subsidiaries of the Borrower set forth on Schedule 1.01(a) hereto and thereafter any other Domestic Subsidiary of the Borrower that executes a counterpart or joinder to the Guaranty pursuant to Section 6.12.

“Guaranty” means the Guaranty, together with the form of Joinder, executed, or to be executed as applicable, by Guarantors in favor of the Administrative Agent for the benefit of Lenders, each substantially in the forms attached hereto as Exhibit E.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

15	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Holdings” means Five Point Holdings, LLC, a Delaware limited liability company.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that has assets that do not exceed 5.0% of Consolidated Net Tangible Assets as of the last day of the most recent fiscal quarter for which financial statements of Holdings and its Subsidiaries are available; provided, that consolidated assets of all Subsidiaries that would otherwise be deemed Immaterial Subsidiaries under this definition shall not exceed 10% of such Consolidated Net Tangible Assets.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds (excluding surety and appeal bonds, performance bonds and other bonds of a like nature), debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial but excluding Performance Letters of Credit and any surety and appeal bonds, performance bonds and other bonds of a like nature), bankers’ acceptances, and bank guaranties and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) accounts payable, expense accruals and deferred compensation items incurred in the ordinary course of business, and (ii) any earnout obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and such obligation is not paid by or on behalf of such Person after becoming due and payable);

(e) indebtedness of another Person of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but only to the extent of the fair market value of the assets so subject to the Lien if such obligation is nonrecourse; and

(f) all Guarantees of such Person in respect of any of the foregoing (excluding any “bad boy”, “bad acts” or completion guarantee or similar arrangement).

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

16	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs (excluding intangible assets attributed to the incentive compensation provisions of the Second Amended and Restated Development Management Agreement, dated as of April 21, 2017, by and among Heritage Fields E1 Toro, LLC, Five Point Communities, LP and Five Point Communities Management, Inc.).

“Interest Determination Date” means that date upon which Administrative Agent determines the Interest Index Rate, which date shall be two U.S. Government Securities Business Days prior to the Interest Rate Adjustment Date (provided that, if the Interest Index Rate for such Business Day is not published due to any circumstance that Administrative Agent deems in its sole discretion to be temporary, such date shall be the immediately preceding Business Day upon which such Interest Index Rate is published). As used hereinabove, “U.S. Government Securities Business Days” means any day except for (a) a Saturday, (b) a Sunday) or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Interest Index Rate” means (a) with respect to any SOFR Loan, the SOFR 1 Month Term Index Rate and (b) with respect to any Base Rate Loan, the Base Rate, in each case, as such Interest Index Rate is determined by Administrative Agent on each Interest Rate Determination Date.

“Interest Payment Date” means the first Business Day of each calendar month.

“Interest Rate” means with respect to any SOFR Loan or any Base Rate Loan, the sum of the Interest Index Rate applicable thereto plus the Applicable Rate as such Interest Rate is adjusted from time to time by Administrative Agent as of each Interest Rate Adjustment.

“Interest Rate Adjustment Date” means (a) with respect to the first Interest Rate Adjustment Date, which occurred on July 1, 2023 and (b) at all times thereafter, the first day of each Calendar Month.

“IRS” means the United States Internal Revenue Service.

17	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means CBT in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lender Fee Letter” means any letter agreement entered into from time to time among the Borrower, the Administrative Agent and any Lender (other than CBT), in each case, relating to the credit facility provided to Borrower pursuant to, inter alia, this Agreement.

18	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the earlier of (a) two (2) years from the date on which such Letter of Credit is issued and (b) one (1) year beyond the then applicable Maturity Date.

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the Aggregate Commitments amount (i.e., $125,000,000.00). For the avoidance of doubt, the Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment in the nature of a security interest, lien (statutory or other) or other security interest in, on or of such asset.

“Liquidity” means, as of any date of determination, Unrestricted Cash as of such date.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, any Fee Letter, any Lender Fee Letter, the Governing Law Agreement and the Guaranty, as each may be amended, amended and restated, modified, supplemented or restated from time to time in accordance with Section 10.01.

“Loan Extension” has the meaning specified in Section 2.14(a).

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets or financial condition of Holdings and its Subsidiaries taken as a whole; (b) a material adverse effect on the ability of the Loan Parties to perform their payment or other material obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity or enforceability against the Loan Parties of the material Loan Documents to which they are a party.

19	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Material Assets” means any assets of Holdings other than any (a) Equity Interests in Borrower or any Equity Interests in any intermediate holding company parent of Borrower, (b) cash or Cash Equivalents received as a tax distribution or payment from the Borrower pursuant to the Borrower’s Organizational Documents and any intercompany receivable or other asset arising as a result of one or more intercompany loans from Holdings to Borrower of all or any portion of such cash or Cash Equivalents received as such tax distribution or payment, (c) immaterial personal property assets which are owned by Holdings in the ordinary course of its business and are incidental to Holdings’ ownership of Borrower, or (d) assets expressly disclosed by separate line item on Holdings’ quarterly financial statements for the period of ending as of September 30, 2023, which statements have been delivered in accordance with Section 6.0l(b).

“Maturity Date” means (a) April 18, 2026 or (b) if such date is extended pursuant to Section 2.14, April 18, 2027; provided, however, notwithstanding anything to the contrary set forth elsewhere herein, the “Maturity Date” shall be July 1, 2025 and Borrower shall not be entitled to any extension thereof unless the Refinance Conditions have been satisfied with respect to the Senior Notes prior to July 1, 2025. For the avoidance of doubt, if the Maturity Date is not a Business Day, then the Maturity Date shall be the first Business Day after such date.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of (i) all L/C Obligations, in the case of Section 2.16(a)(iii) or (iv), or (ii) the applicable L/C Obligations, in the case of Section 2.16(a)(i) or (ii).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five years, has made or been obligated to make contributions.

“Net Proceeds” means, with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the fair market value (as determined by the Borrower in good faith) of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance, net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders, including, without limitation, any Lender that rejects an Extension Request pursuant to Section 2.14(a).

20	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Assets” has the meaning set forth in the definition of “Non-Recourse Indebtedness”.

“Non-Recourse Indebtedness” means, with respect to a Person, Indebtedness of such Person for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person (or Equity Interests in a Person) encumbered by a Lien securing such Indebtedness (such specific assets or Equity Interests, “Non-Recourse Assets”). Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the Borrower, any Guarantor or any other Person for or in respect of (i) environmental warranties, covenants or indemnities, (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions or similar customary “bad-boy” guarantees, (iii) a voluntary bankruptcy filing (or similar filing or action) or involuntary bankruptcy filings by such borrower, and other events, actions and circumstances customarily excluded by institutional lenders from exculpation provisions and /or included in separate indemnification agreements or guarantees in non-recourse financings of real estate or (iv) performance and completion guarantees.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities and obligations of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

21	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Original Closing Date” means April 18, 2017.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except, in each case, any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06) or sale of a participation.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (excluding any Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Performance Letter of Credit” means a letter of credit issued to insure (i) the completion of improvements and infrastructure; (ii) maintenance of improvements and infrastructure; or (iii) other similar obligations incurred in the ordinary course of business, in each case only to the extent such letter of credit does not insure obligations constituting Indebtedness.

22	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Permitted Investors” means, collectively, the Persons who hold Equity Interests of Holdings on the Closing Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Profit and Participation Agreement” means an agreement, secured by a deed of trust, mortgage or other Lien against a property or asset, with respect to which the purchaser of such property or asset agrees to pay the seller of such property or asset a profit, price, premium participation or other similar amount in respect of such property or asset.

“Public Lender” has the meaning specified in Section 6.02.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Non-Recourse Indebtedness.

“Refinance Conditions” means, with respect to the Senior Notes, any of the following: (a) such Senior Notes have been repurchased (and cancelled), redeemed, defeased, satisfied or otherwise discharged in full such that there is no Indebtedness outstanding with respect thereto (other than contingent indemnification obligations which survive repayment and for which no underlying claim has been asserted); (b) such Senior Notes have been refinanced with (or exchanged for) Indebtedness with a final maturity date of no earlier than July 18, 2027 or (c) the maturity date with respect to such Senior Notes has been extended to no earlier than July 18, 2027; provided, that, in the event the foregoing Refinance Conditions are not met with respect to all of the Indebtedness of the Senior Notes but the total principal amount of that Indebtedness is equal to or less than $80,000,000.00 (such remaining balance being the “Unrefinanced Senior Notes Amount”), the Borrower may nonetheless satisfy the Refinance Conditions by making a cash deposit into the Senior Notes Reserve Account in an amount equal to the Unrefinanced Senior Notes Amount.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

23	Five Point Operating Company, LP
Amended and Restated Credit Agreement

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which notice has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, chief legal officer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary of a Loan Party (or, in the case of a partnership, limited partnership or limited liability company that does not have its own officers, of the general partner, manager or sole member of such Person). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations at such time.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“San Francisco Assets” means, as of any date of determination, as calculated by Borrower in accordance with GAAP consistently applied, the total amount of all gross investments, cash and Cash Equivalents, receivables and other assets attributable to TSC, including without limitation, the San Francisco Project.

“San Francisco Inclusion Date” means the earlier of that date on which (a) the first sale of entitled land has been consummated at the San Francisco Project in an aggregate amount not less than $25,000,000.00 or (b) one or more third-party joint venture partners have made investments in a joint venture involving all or a portion of the assets of the San Francisco Project in an aggregate amount not less than $25,000,000.00 for the purpose of recommencing development of the San Francisco Project and such development has recommenced.

“San Francisco Project” means the communities that Holdings and TSC are developing at the Candlestick and The San Francisco Shipyard sites located in San Francisco.

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Amended and Restated Credit Agreement

“Sanction(s)” means any economic or financial sanctions, trade embargoes or similar restrictions administered or enforced by the United States Government (including without limitation, OFAC), or the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Senior Notes” means the 7.875% Senior Notes due 2025 issued pursuant to that certain Indenture, dated as of November 22, 2017, among the Borrower, Five Point Capital Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as the trustee, as amended and otherwise supplemented by that certain First Supplemental Indenture dated as of November 30, 2017 and that certain Second Supplemental Indenture dated as of July 26, 2019.

“Senior Notes Reserve Account” means a deposit account in the name of the Borrower maintained with Administrative Agent and with respect to which (a) Administrative Agent has a perfected security interest for the benefit of Lenders, (b) Administrative Agent has possession and control thereof and (c) the Borrower has no access to the funds contained therein except as permitted in Section 2.15(b).

“Shareholders’ Equity” means, as of any date of determination, consolidated total capital (including noncontrolling interests) of Holdings and its Subsidiaries as set forth on the consolidated balance sheet of Holdings and its Subsidiaries as of that date.

“SOFR” means a rate per annum equal to (a) the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator of the secured overnight financing rate from time to time) plus (b) the SOFR Adjustment.

“SOFR Adjustment” means 0.10%.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Committed Loan that bears interest at a rate based on the SOFR 1 Month Term Index Rate.

“SOFR 1 Month Term Index Rate” means (a) the rate per annum as quoted by CME Group Benchmark Administration Limited as the CME Term SOFR 1 Month, as quoted for U.S. Dollars by Bloomberg, or other comparable services selected by Administrative Agent plus (b) the SOFR Adjustment; provided that, if the SOFR 1 Month Term Index Rate as determined pursuant to the above would be less than 0.00%, then the SOFR 1 Month Term Index Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents. The SOFR 1 Month Term Index Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. The SOFR 1 Month Term Index

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Amended and Restated Credit Agreement

Rate may not necessarily be the same as the quoted offer side in any time deposit market by any particular institution or service applicable to any interest period and it is not necessarily the lowest rate charged by Administrative Agent on its loans. For the avoidance of doubt, in the event of a Benchmark Transition Event with respect to the SOFR 1 Month Term Index Rate, all references to SOFR 1 Month Term Index Rate shall mean the Benchmark Replacement thereof.

“SPE Subsidiary” means any Subsidiary of the Borrower that (a) (i) is a bankruptcy remote or other special purpose Subsidiary which engages in no material business other than owning Non-Recourse Assets, pledging or transferring interests in such Non-Recourse Assets and/or issuing or incurring Non-Recourse Indebtedness or (ii) has no material assets other than Equity Interests of one or more Subsidiaries described in clause (i) and (b) is prohibited or restricted by organizational or governing documents from guaranteeing the Indebtedness of the Borrower hereunder.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower; provided that all references herein to “Holdings and its Subsidiaries” shall include all noncontrolling interests of Holdings as determined in accordance with GAAP.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

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Amended and Restated Credit Agreement

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $25,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a SOFR Loan.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unrefinanced Senior Note Amount” has the meaning set forth in the definition of “Refinance Conditions.”

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, the cash and Cash Equivalents of Holdings and its Subsidiaries as of such date, excluding cash and Cash Equivalents which are or should be listed as “restricted” on the consolidated balance sheet of Holdings and its Subsidiaries as of such date (unless such restriction is related to the Loan Documents).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wholly Owned Subsidiary” means any Subsidiary of the Borrower all the Equity Interests of which (other than directors’ qualifying shares and Equity Interests held by other Persons to the extent such Equity Interests are required by applicable Law to be held by a Person other than the Borrower or one of its Subsidiaries) are owned by the Borrower or one or more Wholly Owned Subsidiaries.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Amended and Restated Credit Agreement

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

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Amended and Restated Credit Agreement

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. Notwithstanding any other provision of this Agreement or the other Loan Documents to the contrary, the determination of whether a lease constitutes a capital lease or an operating lease, and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense, shall be determined by reference to GAAP as in effect on the date of this Agreement.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR 1 Month Term Index Rate” or with respect to any comparable or successor rate thereto.

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Amended and Restated. THIS AGREEMENT AMENDS, RESTATES REPLACES AND SUPERSEDES IN ITS ENTIRETY THE EXISTING CREDIT AGREEMENT; PROVIDED THAT, IN NO EVENT SHALL THIS AGREEMENT BE DEEMED TO BE OR CONSTITUTE A RELEASE OR NOVATION OF THE OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT, WHICH OBLIGATIONS CONSTITUTE CONTINUING OBLIGATIONS AS AMENDED AND RESTATED IN THEIR ENTIRETY HEREBY. ALL

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Amended and Restated Credit Agreement

REFERENCES TO “CREDIT AGREEMENT” IN THE LOAN DOCUMENTS SHALL BE DEEMED TO BE A REFERENCE TO THIS AGREEMENT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THIS AGREEMENT SHALL CONTROL.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing (including the application of the proceeds thereof), (i) the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment and (iii) Administrative Agent has determined that no repayment or cash collateralization shall be required to be made pursuant to Section 2.18(c). Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.

2.02 Borrowings of Committed Loans.

(a) Each Committed Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the requested date of any Borrowing of any SOFR Loans. For the avoidance of doubt, subject only to Sections 2.08(b), 3.02 and 3.03, interest shall accrue at the SOFR 1 Month Term Index Rate and Borrower shall not be entitled to request or otherwise select any other Type. Except as provided in Section 2.03(c), each Borrowing shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Each Committed Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day) and (ii) the principal amount of Committed Loans to be borrowed.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable requested Committed Loans as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of CBT with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

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Amended and Restated Credit Agreement

(c) [Reserved]

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Type of Loans upon determination of such interest rate.

(e) [Reserved]

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x the Total Outstandings shall not exceed the lesser of the Aggregate Commitments or the Borrowing Base, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (aa) Administrative Agent has determined that no repayment or cash collateralization shall be required to be made pursuant to Section 2.18(c). Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, if the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date.

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Amended and Restated Credit Agreement

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) [Reserved];

(D) the Letter of Credit is to be denominated in a currency other than Dollars; or

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

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Amended and Restated Credit Agreement

(b) Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

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Amended and Restated Credit Agreement

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 2:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing to be disbursed in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a SOFR Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of SOFR Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

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Amended and Restated Credit Agreement

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) with respect to the obligation of any Lender to reimburse the L/C Issuer only, the occurrence or continuance of a Default or the occurrence of the Letter of Credit Expiration Date, whether by acceleration or otherwise and (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

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(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

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(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

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(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate equal to one-eighth of one percent (0.125%) computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at the rate equal to one-eighth of one percent (0.125%), computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum equal to one-eighth of one percent (0.125%), computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee referred to in the foregoing clause (iii) shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available

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to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard cost, expenses and charges, of the L/C Issuer relating to letters of credit as from time to time in effect and invoiced by the L/C Issuer. Such customary fees and standard costs and charges are due and payable promptly following demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04 [Reserved]

2.05 Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. three (3) Business Days prior to any date of prepayment; and (ii) any prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such event does not occur or such condition is not satisfied. Any prepayment shall be accompanied by all accrued interest on the amount prepaid and shall be subject to any applicable requirements of Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after

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giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. A notice of termination may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other event or condition, in which case such notice of termination may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of termination) if such event does not occur or such condition is not satisfied.

2.07 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

2.08 Interest.

(a) Subject only to Sections 2.08(b), 3.02 and 3.03 below, interest shall accrue and be payable on the Loans at that rate per annum which is equal to the Interest Rate which is based on the SOFR 1 Month Term Index Rate plus the Applicable Rate, as calculated by Administrative Agent as of each Interest Rate Determination Date (other than in connection with any Benchmark Replacement which may be determined by Administrative Agent on a different date pursuant to Section 3.03 below) and taking effect as of each Interest Rate Adjustment Date. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the SOFR 1 Month Term Index Rate or SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03 below, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the SOFR 1 Month Term Index Rate, SOFR or any other Benchmark Replacement prior to its discontinuance or unavailability or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the SOFR 1 Month Term Index Rate, SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the SOFR 1 Month Term Index Rate, SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in, and without duplication of, clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Undrawn Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) in accordance with its Applicable Percentage, an undrawn fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. The undrawn fee shall accrue at all times during the Availability Period, including at any time during the Availability Period during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Original Closing Date, and on the last day of the Availability Period. The undrawn fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in any Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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(ii) The Borrower shall pay to each Lender any such fees as shall have been separately agreed upon by the Borrower in writing with such Lender in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Extension Fee. If the Maturity Date is extended pursuant to Section 2.14, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an extension fee equal to 0.25% times such Lender’s Commitment in effect on the date of any such extension. The extension fee shall be due and payable on or before the initial Maturity Date and as a condition of any extension thereof pursuant to Section 2.14.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest, fees and any other applicable amounts computed based on the number of days (including any fees payable pursuant to any Fee Letter and any Lender Fee Letter) shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine at any time prior to the Maturity Date that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive until the Maturity Date.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower

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hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be, solely for purposes of calculating interest and undrawn fees, deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. From time to time, Administrative Agent may (but shall not be required to) permit payments to be made through its online banking website. Administrative Agent may impose and change limitations on making online loan payments, such as minimum or maximum payment amounts, the types of accounts from which loan payments may be made, and the types of payments that may be made online (i.e., ordinary installment payments, principal-only payments, or other types of payments). Whether online payments are permitted, and Administrative Agent’s applicable terms and restrictions if such payments are permitted, will be reflected in the features available online when a user logs into the online banking website.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available

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to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the then applicable Interest Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

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(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), any Fee Letter or any Lender Fee Letter, (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans, Commitments or subparticipations in L/C Obligations to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Extension of Maturity Date.

(a) Extension of Maturity Date. The Borrower shall have the right on one occasion to request that the Administrative Agent and the Lenders agree to extend the Maturity Date by one year (i.e., from April 18, 2026 to April 18, 2027, the “Loan Extension”). The Borrower may exercise such right only by executing and delivering to the Administrative Agent not earlier than ninety (90) days prior to the Facility Anniversary Date, and not later than forty-five (45) days prior to the Facility Anniversary Date, a written request for such extension (the “Extension

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Request”); provided, however, such request shall not be made more than once during any such forty-five (45) day period. The Administrative Agent shall notify the Lenders if it receives an Extension Request promptly (but, in any event, within five (5) Business Days) after receipt thereof. Subject to satisfaction of the following conditions, the then current Maturity Date shall be extended for such one year period effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (iii): (i) the Required Lenders shall have notified the Administrative Agent of their acceptance of the Extension Request within fifteen (15) days after such Lender’s receipt of the Extension Request (or such later date as Administrative Agent and the Borrower may agree); (ii) immediately prior to such extension and immediately after giving effect thereto, (A) the Borrower shall be in compliance with the financial covenants set forth in Section 7.01, and no Default or Event of Default shall exist and (B) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; (iii) the Borrower shall have paid the extension fees to Lenders approving the extension in accordance with Section 2.09(c); and (iv) the Borrower shall have executed such documents and agreements in connection therewith as the Administrative Agent may reasonably request. At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer certifying the matters referred to in the immediately preceding clauses (ii)(A) and (ii)(B). The Administrative Agent shall promptly notify the Borrower whether the Extension Request has been accepted or rejected as well as which Lender or Lenders rejected such request (each such Lender constituting a Non-Consenting Lender), it being acknowledged and agreed that any Lender that has not accepted such request within the time period set forth above shall be deemed to have rejected such Extension Request. The Borrower understands and acknowledges that (i) this Section has been included in this Agreement for the Borrower’s convenience in requesting an extension of the Maturity Date; (ii) neither the Administrative Agent nor any Lender has promised (either expressly or impliedly), nor does the Administrative Agent or any Lender have any obligation or commitment whatsoever, to extend the Maturity Date; and (iii) the Administrative Agent and the Lenders may condition any such extension on such terms and conditions as they may deem appropriate in their sole and absolute discretion.

(b) Non-Consenting Lenders. Upon the Borrower receiving notice of the Non-Consenting Lenders pursuant to the preceding subsection (a), but subject to the following subsection (c), the Borrower may elect to exercise its remedies with respect to a Non-Consenting Lender pursuant to Section 10.13.

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(c) Extension. None of the Administrative Agent, any Non-Consenting Lender or any Affiliate thereof shall be obligated in any way to assist in finding an Eligible Assignee or Affiliate thereof as contemplated in Section 10.13. If all of the assignments and payments contemplated in Section 10.13 have been completed, such that no Non-Consenting Lender or Affiliate thereof has outstanding any Commitment or Loans in the event of a rejected Loan Extension or other amounts owing under this Agreement to such Non-Consenting Lender in such capacity, then the Borrower’s request for an extension shall be deemed to have been granted, and accordingly the Maturity Date shall be extended for a single one-year period. Notwithstanding the preceding subsections, if (i) the Required Lenders do not approve a request for a Loan Extension, or (ii) any of the conditions contained in the preceding subsection (a) are not satisfied, then the Maturity Date shall not be extended.

2.15 Acceleration of Maturity Date; Senior Notes Reserve Account.

(a) Acceleration. Notwithstanding anything to the contrary set forth herein, in the event the Refinance Conditions with respect to the Senior Notes have not been satisfied by July 1, 2025, the Maturity Date shall be automatically accelerated to that date (i.e., July 1, 2025) without further action by Administrative Agent and without any notice to Borrower or any other Person and any right to an extension of the Maturity Date as set forth in Section 2.14(a) shall be terminated and Borrower shall have no right to any extension of the Maturity Date beyond that accelerated Maturity Date.

(b) Senior Notes Reserve Account.

(i) Controlled Account. In the event there is an Unrefinanced Senior Note Amount (as defined in the definition of “Refinance Conditions”) in an amount not to exceed $80,000,000 and Borrower desires to deposit cash into the Senior Notes Reserve Account in accordance with the requirements set forth in the definition of “Refinance Conditions”, Borrower shall have established that Senior Notes Reserve Account in the name of Borrower with Administrative Agent into which such cash funds shall be deposited. Borrower shall have no access to the funds therein except that Borrower shall be entitled to the release of the funds in the Senior Notes Reserve Account upon (A) the full and final repayment in full of the Obligations and termination of all Commitments with respect thereto or (B) so long as no Event of Default has occurred and is then continuing, upon the satisfaction of one or more of the alternative conditions set forth in clauses (a) through (c) of the definition of “Refinance Conditions” with respect to those Senior Notes that make up the Unrefinanced Senior Note Amount (but without regard to any option to deposit funds with Agent in satisfaction thereof). Notwithstanding the foregoing, if at any time an Event of Default has occurred and is continuing, the funds in the Senior Notes Reserve Account may be used by Borrower to (x) repurchase (and cancel), redeem, defease, satisfy in full or otherwise discharge in full those remaining Senior Notes such that there is no Indebtedness outstanding with respect thereto or (y) at the option of Borrower, instruct Administrative Agent to apply such funds in the Senior Notes Reserve Account to the Obligations in accordance with Section 8.03. Upon the release or application of all of the funds within the Senior Notes Reserve Account in accordance with this Section, the Senior Notes Reserve Account shall be terminated.

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(ii) Grant of Security Interest; General Terms. Effective upon the creation thereof of a Senior Notes Reserve Account, Borrower hereby collaterally assigns, transfers, pledges and grants to Administrative Agent for the benefit of Lenders a first priority security interest in and to all of Borrower’s right, title and interest, in and to the Senior Notes Reserve Account, together with all amounts on deposit or hereinafter deposited therein and any interest or other amounts accrued or accruing thereon or with respect thereto, and any and all proceeds thereof and rights and privileges attendant thereto. Borrower will at all times own and maintain the Senior Notes Reserve Account free and clear of any and all Liens or interests of any other Person (other than Administrative Agent and Lenders) and Borrower will, at Borrower’s expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of said security interest in favor of Administrative Agent and shall not take any actions that would alter, impair or eliminate said priority or perfection. The Senior Notes Reserve Account shall be maintained at Administrative Agent at all times, shall be deemed to be under the exclusive control, dominion and possession of Administrative Agent and shall constitute a “Deposit account” within the meaning of Article 9 of the California Commercial Code, subject only to any access rights thereto that Borrower may have pursuant to above Section 2.15(b)(i), with Administrative Agent being deemed to have a perfected security interest therein by its possession thereof. In the event the Senior Notes Reserve Account is an interest-bearing account, Administrative Agent shall not be liable to Borrower or any other Person with respect to the rate of interest at which such interest accrues and any tax liability with respect to any such accrued interest shall be the sole responsibility of Borrower. Borrower shall execute such additional documentation and take such further actions as Administrative Agent may reasonably require to give effect to this Section 2.15(b), including such additional forms, certificates, instruments, endorsements and other documents in connection with the opening, maintenance or administration of the Senior Notes Reserve Account, all in form and content as may be reasonably required by Administrative Agent. Borrower hereby authorizes Administrative Agent to, at its election but without any obligation to do so, file such financing statements as Administrative Agent deems necessary or appropriate with respect to the Senior Notes Reserve Account.

2.16 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid, (ii) as of the Maturity Date (whether as extended pursuant to Section 2.14 or accelerated pursuant to Section 2.15(a) or Section 8.02), any related L/C Obligation for any reason remains outstanding (for the avoidance of doubt, irrespective of whether the Letter of Credit Expiration Date has yet to occur), (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

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(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer or the Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount required pursuant to Section 2.16(a) or otherwise hereunder, the Borrower will, promptly following demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more deposit accounts at CBT. The Borrower shall pay promptly following demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section

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10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

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(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause(B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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2.18 Borrowing Base Limitations.

(a) Borrowing Base Availability. In addition to and without limitation of any other provisions set forth elsewhere herein, the availability of any Loans or any L/C Credit Extension shall be limited by, and shall at no time exceed, the Borrowing Base. The calculation of Borrowing Base at any time shall be determined by reference to the most recent Compliance Certificate delivered to the Administrative Agent; provided that if the Administrative Agent notifies the Borrower within five (5) Business Days of receipt of the Compliance Certificate that it disagrees with the calculation of Borrowing Base contained in such Compliance Certificate (including a reasonable description of the basis upon which it disagrees and its reasonable calculation of the Borrowing Base), the Borrowing Base shall be calculated as so reasonably determined by Administrative Agent based on the Compliance Certificate and the statements, reports and information provided to Administrative Agent pursuant to Section 6.01.

(b) Borrowing Base Indebtedness. The calculation of Borrowing Base Indebtedness at any time shall be determined by reference to the most recent Compliance Certificate delivered to the Administrative Agent; provided that if the Administrative Agent notifies the Borrower within five (5) Business Days of receipt of the Compliance Certificate that it disagrees with the calculation of Borrowing Base Indebtedness contained in such Compliance Certificate (including a reasonable description of the basis upon which it disagrees and its reasonable calculation of the Borrowing Base Indebtedness), the Borrowing Base Indebtedness shall be calculated as so reasonably determined by Administrative Agent based on the Compliance Certificate and the statements, reports and information provided to Administrative Agent pursuant to Section 6.01.

(c) Balancing Payment. In the event (i) the Total Outstandings exceed the Borrowing Base and/or (ii) the Borrowing Base Indebtedness exceeds the Borrowing Base, Borrower shall, within sixty (60) days after written demand therefor by Administrative Agent to Borrower, repay that portion of any outstanding Loans and/or Cash Collateralize that portion of any L/C Obligations necessary to eliminate any such excess.

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any Loan Party or the Administrative Agent shall be required (as determined in the good faith discretion of the applicable withholding agent) by applicable Law to deduct and withhold any Tax from any such payment, then

(i) if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes (including deductions and withholdings applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such deductions been made,

(ii) the applicable Loan Party or Administrative Agent, as applicable, shall make such deductions, and

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(iii) the applicable Loan Party or Administrative Agent, as applicable, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes (upon proof of payment by the Administrative Agent of such Other Taxes).

(c) (i) Indemnification by the Loan Parties. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (together with reasonable supporting documentation, if any) delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Indemnification by the Lenders. Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. As soon as practicable after any payment of Taxes by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Administrative Agent shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower.

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(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, prior to the date on which such Lender becomes a Lender under this Agreement, and at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, as applicable, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

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(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any Recipient determines, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01 or Section 3.04, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 or Section 3.04 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party pursuant to this Section 3.01(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection to the extent the payment of such amount would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it illegal or unlawful, or that any Governmental Authority has asserted that it is illegal or unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the SOFR 1 Month Term Index Rate or SOFR if applicable, or any Governmental Authority has imposed material restrictions on Lender with respect to making, maintaining or funding or charging interest with respect to any Credit Extension or to determine or charge interest rates based upon the SOFR 1 Month Term Index Rate or SOFR if applicable, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended to the extent necessary to avoid such illegality or unlawfulness and the applicable interest rate to be charged as if the Loans constitute a Base Rate Loan without reference to SOFR until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

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3.03 Future Benchmark Replacement.

(a) Benchmark Transition Date. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (and Borrower so long as no Event of Default then exists) without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (or Borrower so long as no Event of Default then exists). At any time that any such objection has been received by Administrative Agent or the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, interest shall accrue as if the Loans constitute a Base Rate Loan without regard to any reference to SOFR until Borrower’s receipt of notice from Administrative Agent that a Benchmark Replacement has replaced such Benchmark as provided herein.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Administrative Agent pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except as expressly required pursuant to this Section or in the definition of Benchmark Replacement.

(d) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the SOFR 1 Month Term Index Rate if applicable), then Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

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(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the SOFR 1 Month Term Index Rate) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans (or principal of Loans), Letters of Credit, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer (accompanied by reasonable backup calculations), the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time, upon request of such Lender or the L/C Issuer (accompanied by reasonable backup calculations), the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

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(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Promptly following demand by any Lender (accompanied by reasonable backup calculations) (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of any loss or expense (excluding any loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

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3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 [Reserved]

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein).

(b) In the case of any Credit Extension requested after the financial statements have been (or are required to have been) provided pursuant to Section 6.01(b) with respect to the fiscal quarter ending September 30, 2023, the Borrower shall be in compliance with Section 7.01(a) through (d) as of the last day of the fiscal quarter most recently ended on or prior to the date of such proposed Credit Extension.

(c) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(d) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) through (c) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

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5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien pursuant to a Loan Document) under, (i) any Contractual Obligation to which such Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, in each case under this clause (b) except to the extent such conflict, breach or contravention, as the case may be, would not reasonably be expected to have a Material Adverse Effect; or (c) violate any Law except to the extent any such violation would not reasonably be expected to result in a Material Adverse Effect.

5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Loan Party is party, except (i) such as have been obtained or made and are (or will so be) in full force and effect, and (ii) those the failure to obtain or make which would not reasonably be expected to result in a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

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5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any of its Subsidiaries or against any of their properties or revenues that, except as disclosed in Schedule 5.06, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good title to, or valid interests in (or otherwise has the right to acquire pursuant to the DDA), all real property necessary or used in the ordinary conduct of its business, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.09 Environmental Compliance. Except as disclosed in Schedule 5.09, the Borrower and its Subsidiaries are in substantial compliance with all applicable Environmental Laws except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal income Tax returns and all other material Tax returns which they were or are required to file or have requested a valid extension thereof, and have paid, or made provision for the payment of, all Taxes required to be paid by the Borrower or any Subsidiary, except such Taxes, if any, (a) as are being contested in good faith by appropriate proceedings (and with respect to which the Borrower or one or more of its Subsidiaries has established adequate reserves for the payment of the same to the extent required by, and in accordance with, GAAP), or (b) the failure of which to pay would not reasonably be expected to have a Material Adverse Effect.

5.12 ERISA Compliance.

(a) Each Plan is operated in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws except where noncompliance would not reasonably be expected to result in a Material Adverse Effect.

(b) There are no pending claims, actions or lawsuits or, to the knowledge of the Borrower, threatened in writing, by any Governmental Authority with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There is no violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

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(c) Except, in each case, as would not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained in respect of any Pension Plan; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60%; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments in respect of any Pension Plan which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13 Margin Regulations; Investment Company Act.

(a) No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

(b) None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14 Disclosure. No written report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement (other than projections, financial estimates, forecasts and other forward-looking information, and other information of a general economic or industry specific nature) (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time (it being understood that such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material).

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5.15 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.16 [Reserved]

5.17 OFAC. None of Holdings, the Borrower, nor any of the Borrower’s Subsidiaries, nor, to the knowledge of the Borrower and the Borrower’s Subsidiaries, any director, officer, employee, agent, or affiliate thereof, is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

5.18 Anti-Corruption Laws. Holdings, the Borrower and the Borrower’s Subsidiaries conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to Holdings and its Subsidiaries and maintain policies and procedures designed to promote compliance in all material respects with such laws.

5.19 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE VI. AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent obligations such as indemnities and increased costs), or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent (for distribution to each Lender):

(a) within 120 days after the end of each fiscal year of Holdings (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2022), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, such statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any qualification or exception related to (i) an upcoming maturity date in respect of any Indebtedness or (ii) any potential inability to satisfy any financial maintenance covenant on a future date in a future period);

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(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended September 30, 2023), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income for such fiscal quarter and for the portion of Holding’s fiscal year then ended, and the related consolidated cash flows for the portion of Holding’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) no later than ninety (90) days after the beginning of each fiscal year of Holdings, forecasts prepared by management of Holdings of consolidated balance sheets and statements of profit and loss and cash flows of Holdings and its Subsidiaries on a monthly basis for such fiscal year (including, as applicable, the fiscal year in which the Maturity Date occurs, as such Maturity Date may be extended pursuant to the terms hereof).

As to any information contained in materials furnished pursuant to Section 6.02(b), the Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing may be provided in lieu of information and materials described in subsections (a) and (b) above at the times specified therein.

Notwithstanding anything to the contrary set forth elsewhere herein or in any other Loan Document, if, during any fiscal quarter or fiscal year Holdings owns any Material Asset, (a) the financial statements and other information required to be delivered pursuant to Section 6.01 hereof with respect to such fiscal quarter or fiscal year, as applicable, shall be required to be delivered with respect to Borrower and its Subsidiaries (and such financial statements shall not be on a consolidated basis with Holdings), (b) each of the financial covenants set forth below in Section 7.01 shall be deemed to be those of Borrower without consolidation with Holdings and Borrower shall be required to, independent of Holdings and without consolidation therewith, satisfy each such financial covenant as and when required pursuant to Section 7.01 and (c) any all references in this Agreement or any other Loan Document to “Holdings” with respect to (x) any financial statement or other information required to be delivered pursuant to Section 6.01 hereof, (y) any financial covenant set forth in Section 7.01 hereof and (z) any defined term used in connection with the calculation of any financial covenant set forth in Section 7.01 hereof, in each case shall be deemed to be a reference to or a requirement of Borrower, as applicable.

6.02 Certificates; Other Information. Deliver to the Administrative Agent (for distribution to each Lender):

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(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended September 30, 2023), a duly completed Compliance Certificate signed by an Authorized Financial Officer (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings files with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(c) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 (or any other address notified by the Borrower to the Administrative Agent from time to time) or www.sec.gov; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) if requested by the Administrative Agent, the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that, at the request of the Administrative Agent, (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and

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state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender) written notice of the following:

(a) the occurrence of any Default;

(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c) the occurrence of any ERISA Event that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the any of the Borrower, Holdings or its Subsidiaries, as the case may be, has taken and proposes to take with respect thereto.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all Tax, assessments and governmental charges or levies imposed upon the Borrower or any of its Subsidiaries or their respective assets, except any Tax, assessment, charge, or levy (a) that is not yet past delinquent, or is being contested in good faith by appropriate proceedings, as long as the Borrower or one or more of its Subsidiaries has established and maintains adequate reserves for the payment of the same to the extent required by, and in accordance with, GAAP or (b) the failure of which to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction not prohibited by Article VII; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty events excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case pursuant to the foregoing clauses (a) and (b), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

6.08 Compliance with Laws; Beneficial Ownership Certification. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect. Borrower agrees to promptly notify Administrative Agent (a) of any change in direct or indirect ownership interests in the Borrower as reported in any Beneficial Ownership Certification provided to Administrative Agent in connection with the Loan, or (b) if the individual with significant managerial responsibility identified in any such Beneficial Ownership Certification ceases to have that responsibility or if the information reported about that individual changes. Borrower hereby agrees to provide such information and documentation as Administrative Agent may reasonably request during the term of the Loan to confirm or update the continued accuracy of the any information provided in connection with the foregoing.

6.09 Books and Records. Maintain proper books of record and account, in which entries true and correct in all material respects in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that the Administrative Agent shall engage in any such inspections on a cooperative basis and shall not unreasonably interfere with the normal business operations of the Borrower or any of its Subsidiaries; provided, further that (a) excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year, which visitation and inspection shall be at the reasonable expense of the Borrower, and (b) none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding third-party agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

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6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes and working capital purposes.

6.12 Additional Guarantors. Notify the Administrative Agent promptly if after the Closing Date (i) any Person becomes a Domestic Subsidiary of the Borrower (other than an Excluded Subsidiary), or (ii) Holdings or any Domestic Subsidiary of the Borrower (other than any such Domestic Subsidiary which is an existing Guarantor) Guarantees any Indebtedness of the Borrower or its Subsidiaries in respect of a capital markets bond issuance, and within 30 days thereafter (or such longer period as the Administrative Agent shall agree), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.0l(a) and favorable customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13 Anti-Corruption Laws. Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to Holdings and its Subsidiaries, and maintain policies and procedures designed to promote compliance in all material respects with such laws.

ARTICLE VII. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Loan Party to, directly or indirectly:

7.01 Financial Covenants.

(a) Minimum Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than (i) $1,300,000,000 plus (ii) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing on or after September 30, 2023 (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any offering of stock or equity in each fiscal quarter commencing on or after September 30, 2023.

(b) Consolidated Interest Coverage Ratio; Liquidity Test. Fail to maintain as of the last day of any fiscal quarter of Holdings (commencing with the fiscal quarter ending September 30, 2023) either (i) a Consolidated Interest Coverage Ratio equal to or greater than 1.50 to 1.0 or (ii) Liquidity equal to at least $40,000,000. For the avoidance of doubt, (A) the Borrower shall only be required to be compliance with either the foregoing clause (i) or (ii), and (B) when any provision herein or in any other Loan Document requires pro forma compliance with this Section 7.01(b), the Borrower shall only be required to be in pro forma compliance with either the foregoing clause (i) or (ii).

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(c) Maximum Consolidated Leverage Ratio. Permit the maximum Consolidated Leverage Ratio as of the last day of any fiscal quarter of Holdings (commencing with the fiscal quarter ending September 30, 2023) to be greater than 40.0%.

(d) Minimum Consolidated Unpledged Assets. Permit the fair market value (as determined by the Borrower in good faith) of Consolidated Unpledged Assets as of the last day of any fiscal quarter of Holdings (commencing with the fiscal quarter ending September 30, 2023) to be less than $375,000,000 (for the avoidance of doubt, excluding the San Francisco Assets); provided that, commencing with the fiscal quarter in which the San Francisco Inclusion Date has occurred, and continuing for each fiscal quarter thereafter, this minimum Consolidated Unpledged Assets (including the San Francisco Assets) covenant shall be increased to $500,000,000.

For the avoidance of doubt, and not withstanding anything to the contrary set forth above, the failure to satisfy any financial covenant set forth in this Section 7.01 as of the end of any fiscal quarter may be cured as of a later date pursuant to Section 8.01(b)(ii) and, upon any such cure, such financial covenant shall be deemed satisfied as of the end of that prior fiscal quarter.

7.02 [Reserved]

7.03 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.04 Organization Documents. Permit any Loan Party to amend, supplement, restate or otherwise modify any provision of its Organization Documents if such amendment, supplement, restatement or other modification is materially adverse to the interests of the Lenders under this Agreement.

7.05 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.

7.06 Proceeds Used In Contravention of Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to Holdings and its Subsidiaries.

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7.07 Additional Negative Covenants. The negative covenants set forth in the Senior Notes, including without limitation, those negative covenants set forth in Sections 4.07 through 4.14 thereof, (including, without limitation, negative covenants relating to limitations on asset sales, limitations on restricted payments and investments, limitation on the incurrence of indebtedness, limitations on transactions with affiliates, limitations on permitted business activities, limitations on liens, limitations on dividend and other payment restrictions affecting restricted subsidiaries, and limitations on merger, consolidation or sale of substantially all assets) (such additional negative covenants the “Additional Negative Covenants”), together with all applicable definitions and related provisions used therein, shall be deemed to be incorporated into this Agreement as though set forth in full and Borrower shall be obligated to comply therewith at all times, with the failure to do so constituting an immediate Event of Default hereunder. Any such Additional Negative Covenants shall be in addition to and without limitation of the other existing negative covenants set forth in Article VII or any other provision in this Agreement. For avoidance of doubt, the Additional Negative Covenants set forth in the Senior Notes (a true and correct copy of which is attached hereto as Exhibit G), together with all applicable definitions and related provisions used therein, are hereby deemed incorporated into this Section 7.07 as though set forth in full and shall continue in effect and constitute Additional Negative Covenants of Borrower notwithstanding (a) any suspension or termination thereof pursuant to the terms of the Senior Notes, including without limitation, Section 4.18 thereof or (b) any cancellation, termination, redemption, defeasance, discharge, satisfaction, amendment, restatement, supplement, extension, modification or refinance or replacement thereof.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within ten days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder or due under any Fee Letter or any Lender Fee Letter, or (iii) within ten days after notice is provided by the Administrative Agent to the Borrower that such other amount became due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) The Borrower, Holdings or any other Loan Party fails to perform or observe any term, covenant or agreement contained in Article VII (other than Section 7.01) or within five Business Days after the same becomes due, the Borrower fails to perform or observe the covenants and agreements set forth in Section 6.01(a) and (b) and Section 6.02(a); or

(ii) Any Loan Party fails to comply with the financial covenants set forth in Section 7.01; provided that, such failure shall not constitute an Event of Default if (1) such Loan Party provides Administrative Agent with written notice of such Loan Party’s intent to cure such failure (with such notice to set forth in detail how and when Borrower intends to cure such failure, whether by the sale or issuance of, or contributions in respect of, Equity Interests of Borrower, which shall be in the form of or in respect of common equity or preferred equity on terms reasonably acceptable to the Administrative Agent “Additional Equity”)) within ten (10) days of the earlier of Borrower’s actual knowledge of such failure

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or written notice from the Administrative Agent to Borrower of such failure and (2) such failure is actually cured by the occurrence of such Additional Equity within thirty (30) days of the earlier of Borrower’s actual knowledge of such failure or written notice from the Administrative Agent to Borrower of such failure; provided further, however, no more than five (5) such cures in the aggregate shall be permitted under this Section 8.01(b)(ii) with respect to any failure of any financial covenants under Section 7.01; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein or in any other Loan Document shall be materially incorrect or misleading when made or deemed made if the same has a Material Adverse Effect, and with respect to any matter which is reasonably capable of being cured, such Loan Party shall have failed to cure the occurrence causing the representation or warranty to be materially incorrect or misleading within fifteen (15) days after notice thereof by the Administrative Agent to the Borrower; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (any such Indebtedness, “Material Indebtedness”), or (B) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness the effect of which default is to (x) cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after the expiration of any grace period), with the giving of notice if required, such Material Indebtedness to become due prior to its scheduled maturity or (y) cause (after the expiration of any grace period), with the giving of notice if required, the Borrower or any of its Subsidiaries to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its scheduled maturity; provided that this clause (B) shall not apply to (I) Indebtedness which is convertible into Equity Interests and converts to Equity Interests of the Borrower or Holdings in accordance with its terms and such conversion is not prohibited hereunder, or (II) any breach or default that is (x) remedied by the Borrower or any Subsidiary or (y) waived (including in the form of amendment) by the required holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VIII, or (III) cash collateral provided as a result of a defaulting lender under such Indebtedness; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

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(f) Insolvency Proceedings, Etc. Holdings or any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or a substantial part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or a substantial part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against the Borrower or any Subsidiary (other than an Immaterial Subsidiary) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $50,000,000 (to the extent not paid or not covered by independent third-party insurance as to which the insurer does not dispute coverage), and the same shall remain undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or

(i) Invalidity of Loan Documents. Any material provision of any material Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Subsidiary thereof contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document (in each case except as permitted hereunder or thereunder); or

(j) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

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(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and

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Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX. ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints CBT to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (other than Section 9.06 and Section 9.09). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer,

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the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor reasonably acceptable to the Borrower (provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation by CBT as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. If CBT resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to CBT to effectively assume the obligations of CBT with respect to such Letters of Credit.

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9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Bookrunner or Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent to, and the Administrative Agent hereby agrees to, (i) release any Guarantor that is a Subsidiary from its obligations under the Guaranty if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction not prohibited under the Loan Documents and (ii) release Holdings from its obligations under the Guaranty if Holdings ceases to Guarantee any Indebtedness of the Borrower or any of its Subsidiaries in respect of a capital markets bond issuance.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09.

9.10 Document Imaging. The Administrative Agent shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s Loans, including, without limitation, this Agreement and the Loan Documents, and the Administrative Agent may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that the Administrative Agent produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that the Administrative Agent is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this Agreement or any Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

ARTICLE X. MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be (or signed by the Administrative Agent with the consent of the Required Lenders), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

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(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Documents without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or any other amount at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f) change any provision of this Section or the percentage referred to in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor that is a Subsidiary is permitted pursuant to Section 9.08 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) any Fee Letter or a Lender Fee Letter, as the case may be, may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

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Amended and Restated Credit Agreement

Notwithstanding any provision herein to the contrary (but subject to the proviso set forth below at the end of this paragraph), this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional revolving credit facilities to this Agreement, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder; provided, however, to the extent any such proposed amendments would affect any individual Lender such that it would require that individual Lender’s consent or approval under Section 10.0l(a) through (g) above, such consent or approval would be required.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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Amended and Restated Credit Agreement

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (in the case of fees, charges and disbursements of counsel, limited to the reasonable and documented fees, charges and disbursements of one counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (in the case of fees, charges and disbursements of counsel, limited to the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent, Lenders and the L/C Issuer, taken as a whole, and, if necessary, one local counsel per jurisdiction plus, in the event of any actual or potential conflict of interest, where the Person affected by such conflict of interest informs the Borrower in writing of such conflict, one additional counsel per relevant jurisdiction for each Person affected by such conflict) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable related expenses (in the case of fees, charges and disbursements of counsel, the reasonable and documented fees, charges and disbursements of counsel for the Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is

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sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

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Amended and Restated Credit Agreement

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

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(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received written notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment or Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment or Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to Holdings, the Borrower or any of the Borrower’s Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not

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funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans

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(including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Sections 3.06 and 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time CBT assigns all of its Commitment and Loans pursuant to subsection (b) above, CBT may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of CBT as L/C Issuer. If CBT resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to CBT to effectively assume the obligations of CBT with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties who need to know such Information in connection with the transactions contemplated hereby (such Person being responsible for its Affiliates’, its auditors’ and its Related Parties’ compliance with this paragraph) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such disclosing Person agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or

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payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to Holdings, the Borrower or any Subsidiary with respect to such Information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to Holdings, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary that is not, to such Person’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to Holdings, the Borrower or any Subsidiary with respect to such Information. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time, and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting

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Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, any Lender or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

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10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

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(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN ORANGE COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE CENTRAL DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 California Judicial Reference. Subject to the Governing Law Agreement, if any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, the Governing Law Agreement shall govern payment of all fees and expenses of any referee appointed in such action or proceeding.

10.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the other Loan Parties acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower each other Loan Party, on the one hand, and the Administrative Agent, the Arranger, and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan

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Amended and Restated Credit Agreement

Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.18 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.19 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests, including providing a Beneficial Ownership Certification if it is ever determined that Borrower is a “legal entity customer” under the Beneficial Ownership Regulations, whether as a result of no longer constituting a public company or otherwise, in order to comply with Administrative Agent’s and each Lender’s ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, and any other related applicable Laws to which Administrative Agent and any Lender is, or at any time becomes, subject to, including the Act.

96	Five Point Operating Company, LP
Amended and Restated Credit Agreement

10.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.21 Supported QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any other agreement or instrument that is a “qualified financial contract” (as defined and interpreted pursuant to 12 U.S.C. 5390(c)(8)(D), a “QFC” with any such support being a “QFC Credit Support” and each such QFC being a “Supported QFC”) and a Covered Person that is party to a Supported QFC (each a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under a U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States notwithstanding any governing law provisions to the contrary set forth elsewhere in the Loan Documents. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. As used herein, the following terms have the following meanings: (a) “BHC Act Affiliate” means an “affiliate”(as such term is defined and

97	Five Point Operating Company, LP
Amended and Restated Credit Agreement

interpreted pursuant to 12 U.S.C. 1841(k)); (b) “Covered Person” means any of the following: (i) a “covered entity” as that term is defined and interpreted pursuant to 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined and interpreted pursuant to 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined and interpreted pursuant to 12 C.F.R. § 382.2(b), (c) “Default Rights” means as defined and interpreted pursuant to 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regimes” means the resolution powers and regimes of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act, together with the regulations promulgated thereunder, all as may be amended or otherwise modified from time to time.” Notwithstanding the foregoing, as of this Agreement, the Loan Documents do not provide support, through a guarantee or otherwise, for any Swap Contracts.

[Remainder of Page Intentionally Blank - Signature Pages Follow]

98	Five Point Operating Company, LP
Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

BORROWER:

FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership

In accordance with the Fifth Amendment to which this Amended and Restated Credit Agreement is attached as Exhibit A, by its execution of the Fifth Amendment, this Amended and Restated Credit Agreement is deemed executed by Borrower and in fully effective, valid and enforceable as of the date first set forth above.

S-1	Five Point Operating Company, LP
Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba CALIFORNIA BANK & TRUST, as Administrative Agent

In accordance with the Fifth Amendment to which this Amended and Restated Credit Agreement is attached as Exhibit A, by its execution of the Fifth Amendment, this Amended and Restated Credit Agreement is deemed executed by Administrative Agent and in fully effective, valid and enforceable as of the date first set forth above

LENDER:

ZIONS BANCORPORATION, N.A. dba CALIFORNIA BANK & TRUST, as a Lender and L/C Issuer

In accordance with the Fifth Amendment to which this Amended and Restated Credit Agreement is attached as Exhibit A, by its execution of the Fifth Amendment, this Amended and Restated Credit Agreement is deemed executed by Lender and in fully effective, valid and enforceable as of the date first set forth above.

S-2	Five Point Operating Company, LP
Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

LENDER:

CITIBANK, N.A.

In accordance with the Fifth Amendment to which this Amended and Restated Credit Agreement is attached as Exhibit A, by its execution of the Fifth Amendment, this Amended and Restated Credit Agreement is deemed executed by Lender and in fully effective, valid and enforceable as of the date first set forth above.

S-3	Five Point Operating Company, LP
Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

LENDER:

COMERICA BANK

In accordance with the Fifth Amendment to which this Amended and Restated Credit Agreement is attached as Exhibit A, by its execution of the Fifth Amendment, this Amended and Restated Credit Agreement is deemed executed by Lender and in fully effective, valid and enforceable as of the date first set forth above.

S-4	Five Point Operating Company, LP
Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

LENDER:

JPMORGAN CHASE BANK, N.A., a national banking association

In accordance with the Fifth Amendment to which this Amended and Restated Credit Agreement is attached as Exhibit A, by its execution of the Fifth Amendment, this Amended and Restated Credit Agreement is deemed executed by Lender and in fully effective, valid and enforceable as of the date first set forth above.

S-5	Five Point Operating Company, LP
Amended and Restated Credit Agreement

SCHEDULE 1.01(a)

GUARANTORS

The Shipyard Communities, LLC

Five Point Land, LLC

Five Point Communities Management, Inc.

Five Point Communities, LP

Five Point Heritage Fields, LLC

Five Point Capital Corp.

Five Point Operating Company, LP
Amended and Restated Credit Agreement

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Commitment Percentage
ZIONS BANCORPORATION, N.A., dba CALIFORNIA BANK & TRUST	$50,000,000.00	40%
JPMORGAN CHASE BANK, N.A.	$25,000,000.00	20%
COMERICA BANK	$25,000,000.00	20%
CITIBANK, N.A.	$25,000,000.00	20%
Aggregate Commitment	$125,000,000.00	100%

Five Point Operating Company, LP
Amended and Restated Credit Agreement

SCHEDULE 5.06

LITIGATION

None.

Five Point Operating Company, LP
Amended and Restated Credit Agreement

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

None.

Five Point Operating Company, LP
Amended and Restated Credit Agreement

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

Administrative Agent:

Zions Bancorporation, N.A.

dba California Bank & Trust

1900 Main Street, Suite 200

Irvine, California 92614

Attn: Aegea Lee and Sean Reilly

Email: aegea.lee@calbt.com

  sean.reilly@calbt.com

Zions Bancorporation, N.A.

dba California Bank & Trust

1900 Main Street, Suite 200

Irvine, California 92614

Attn: Sarah Mehess

Email:sarah.mehess@zionsbancorp.com

With required copies to: Greenberg Traurig, LLP 18565 Jamboree Road, Suite 500 Irvine, California 92612 Attn: Martin W. Taylor, Esq. Email: taylorma@gtlaw.com

Borrower or any Guarantor:

c/o FivePoint Holdings, LLC

2000 FivePoint, 4th Floor

Irvine, California 92618

Attention: Treasury Department

Telephone: 949-349-1000

Facsimile: 949-349-0718

Email: kim.tobler@fivepoint.com

Website Address: www.fivepoint.com

With a copy to:

c/o FivePoint Holdings, LLC

2000 FivePoint, 4th Floor

Irvine, California 92618

Attention: Legal Department

Telephone: 949-349-1000

Facsimile: 949-349-0718

Email: mike.alvarado@fivepoint.com

Website Address: www.fivepoint.com

With required copies to: Skadden, Arps, Slate, Meagher & Flom, LLP 300 S. Grand Avenue, Suite 3400 Los Angeles, California 90071 Attn: Leila B. Sayegh, Esq. Email: leila.sayegh@skadden.com

Five Point Operating Company, LP
Amended and Restated Credit Agreement

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To: Zions Bancorporation, N.A. dba California Bank & Trust,

as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of ___________ (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined unless otherwise defined herein), among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

The undersigned hereby requests a Borrowing of Committed Loans as follows:

1. On           (a Business Day).

2. In the amount of $           , constituting a SOFR Loan1

The Committed Borrowing requested herein complies with the condition Section 2.01 of the Agreement and, after giving effect to the requested Loan, (a) the Total Outstandings will not exceed the lesser of the Aggregate Commitments or the Borrowing Base and (b) no repayment or cash collateralization will be required to be made pursuant to Section 2.18(c).

FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership

By: Five Point Opco GP, LLC, its managing general partner

By:
Name:
Title:

[1]	To be revised if Sections 3.02 and/or 3.03 become applicable

A-1	Five Point Operating Company, LP
Form of Committed Loan Notice

EXHIBIT B

FORM OF NOTE

$_________________	______________, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal sum of _____________ DOLLARS ($___________) or, if less, the unpaid principal amount of all Loans from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of ________________ (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined unless otherwise defined herein), among the Borrower, the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives, to the extent permitted by applicable Law, diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

B-1	Five Point Operating Company, LP
Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership

By: Five Point Opco GP, LLC, its managing general partner

By:
Name:
Title:

By:
Name:
Title:

B-2	Five Point Operating Company, LP
Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-3	Five Point Operating Company, LP
Form of Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:     ,

To: Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of ________________ (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein (including the Schedule hereto) as therein defined unless otherwise defined herein), among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

The undersigned Authorized Financial Officer hereby certifies as of the date hereof that he/she is the                   of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Holdings ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[select one:]

2. [to the knowledge of the undersigned, no Default has occurred and is continuing as of the date here.]

--or--

[to the knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing as of the date hereof and its nature and status as of the date hereof:]

C-1	Five Point Operating Company, LP
Form of Committed Loan Notice

3. The financial covenant analyses and information set forth on Schedule 12 attached hereto are true and accurate on and as of the date of this Certificate.

4. As of the end of the fiscal quarter ending on ___________, 20__, (a) the Borrowing Base was $____________________ (i.e., that amount equal to the Consolidated Unpledged Assets divided by 1.5) and (b) the Borrowing Base Indebtedness was $___________ (i.e., that amount equal to the Consolidated Funded Indebtedness minus (i) Non-Recourse Indebtedness and (ii) any Indebtedness secured by asset(s) of the Borrower or any of its Subsidiaries not included in the Consolidated Unpledged Assets).

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of        ,     .

FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership

By: Five Point Opco GP, LLC, its managing general partner

By:
Name:
Title:

[2]	Calculations of Consolidated Interest Coverage Ratio and Consolidated EBITDA only required to be provided if the Liquidity test is not satisfied

C-2	Five Point Operating Company, LP
Form of Committed Loan Notice

SCHEDULE 1

to the Compliance Certificate

Five Point Operating Company, LP

$125 Million Revolving Credit Facility

Debt Covenant Calculations (For the Accounting Period Ending TBD)

($ in Thousands)

(I) (MINIMUM CONSOLIDATED TANGIBLE NET WORTH TEST (Section 7.01(a) of Credit Agreement)

	Actual Consolidated Stockholder Equity		$0
Less:	Intangible Assets	-	$0

	(A) Actual Consolidated Tangible Net Worth (“CTNW”)				$0

Plus:		Previous Cumulative Consolidated Reported Quarters:	$0
	Current Quarter:	+	$0

	Total		$0

		x	50%
	(B) 50% of Cumulative Consolidated Net Income (Net Loss)			+	$0

Plus:		50% of Net Proceeds of all Equity Issuances commencing with quarter ended 9/30/23	$0

		x	50%

	(C) 50% of Equity Issuances			+	$0

	MINIMUM REQUIRED CONSOLIDATED TANGIBLE NET WORTH COVENANT ($1,300,000 + B + C )				$0
	ACTUAL CONSOLIDATED TANGIBLE NET WORTH (A)				$0

	EXCESS OF REQUIREMENT				$0

	IN COMPLIANCE (YES/NO)

C-3	Five Point Operating Company, LP
Form of Compliance Certificate

(II) MINIMUM LIQUIDITY TEST (Section 7.01(b) of Credit Agreement):

Borrower shall comply with either (A) Minimum Liquidity or (B) Minimum Interest Coverage Ratio for Five Point Holdings, LP and its Subsidiaries. For Purposes of Calculating the Covenant Test, the Borrower is only required to show the calculation of the (A) or (B) Covenant being met and in compliance.

Liquidity	Unrestricted Cash	$0

LIQUIDITY AMOUNT		$0

(A) MINIMUM REQUIRED LIQUIDITY COVENANT		$40,000
ACTUAL LIQUIDITY		$0

EXCESS OF REQUIREMENT
IN COMPLIANCE (YES/NO)
OR
(B) MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO (Section 7.01(b) of Credit Agreement):
(a) Consolidated EBITDA
	Consolidated Net Income	N/A
Plus:	Extraordinary Loss
Plus:	Consolidated Interest Expense
Plus:	Federal and State Income Taxes Paid or Accrued
Plus:	Depreciation & Amortization
Plus:	Non-Cash (Including Impairment) Charges
Plus:	Losses (Gains) on Early Extinguishment of Debt
Minus:	Consolidated Interest Income
Minus:	Income Tax Benefits
Minus:	Non-Cash and Extraordinary Gains
CONSOLIDATED EBITDA		N/A

(b) Consolidated Interest Charges
Consolidated Interest (in connection with debt for borrowed money or deferred purchase price of assets
Excluding: Amortization of deferred financing costs
Excluding: Non-Cash Interest Expense
Less:	Interest Income
CONSOLIDATED INTEREST CHARGES		N/A

	ACTUAL: CONSOLIDATED EBITDA TO INTEREST COVERAGE RESULT	N/A

	MINIMUM INTEREST COVERAGE COVENANT:	1.50:1

	IN COMPLIANCE	N/A

C-4	Five Point Operating Company, LP
Form of Compliance Certificate

(III) MAXIMUM CONSOLIDATED LEVERAGE RATIO (Section 7.01(c) of Credit Agreement):

(a) Total Consolidated Funded Indebtedness (“CFI”)

Indebtedness:

	Revolving Credit Facility	$0
Plus:	Other Debt for Borrowed Money or Debt evidenced by bonds, notes, loan agreements or similar agreements (excluding surety, appeal, performance and similar bonds)	$0
Plus:	Purchase Money Indebtedness	$0
Plus:	Letters of Credit (excluding surety, appeal, performance and similar bonds)	$0
Plus:	Debt in respect of the deferred purchase price of property or services (excluding (i) ordinary course accounts payable, expense accruals and deferred compensation items incurred in the ordinary course of business, (ii) earnouts unless not paid after becoming due and payable)	$0
Plus:	Guarantees of the Loan Parties or their Subsidiaries of Debt of third parties of the types described above	$0
Plus:

Debt of the types described above of any partnership or JV (other than a JV that is itself a corporation or limited liability company) in which Holdings or a Subsidiary is a GP or JV, unless such Debt is non-recourse to Holdings or such Subsidiary

Plus:	Reimbursement Obligations owing by TSC in respect of Lennar EB-5 Loan Obligations	$0

Total Consolidated Funded Indebtedness		$0

Less:	Unrestricted Cash in excess of $25,000	$0

(a) TOTAL ADJUSTED CONSOLIDATED FUNDED INDEBTEDNESS		$0

(b) Total Adjusted Consolidated Funded Indebtedness Plus Consolidated Tangible Net Worth (“CTNW”)
	Consolidated Total Funded Indebtedness	$0
Plus:	Consolidated Tangible Net Worth	$0
Less:	Unrestricted Cash in excess of $25,000	$0

(b) TOTAL ADJUSTED CONSOLIDATED FUNDED INDEBTEDNESS “+” CTNW		$0

	TOTAL ADJUSTED CONSOLIDATED FUNDED INDEBTEDNESS TO TOTAL ADJUSTED CONSOLIDATED FUNDED INDEBTEDNESS “+” CTNW	0

	MAXIMUM ADJUSTED LEVERAGE RATIO COVENANT:	40%

	IN COMPLIANCE

C-5	Five Point Operating Company, LP
Form of Compliance Certificate

(IV) MINIMUM CONSOLIDATED UNPLEDGED ASSETS (Section 7.01(d) of the Credit Agreement)
Plus:	Five Point Holdings, LLC - Unrestricted Cash		$0
Plus:	Five Point Holdings, LLC - Marketable Securities		$0
Plus:	Five Point Holdings, LLC - Receivables		$0
Plus:	Five Point Holdings, LLC - Other Assets		$0
Plus:	Heritage Fields, LLC (37.5% Ownership) Asset Value (GAAP) (1)		$0
Plus:	Five Point Office Venture Holdings I, LLC (75% Ownership) Asset Value (GAAP)		$0
Plus:	Five Point Valencia Landbank LLC (10% Ownership) Asset Value (GAAP)		$0
Plus:	The Shipyard Communities, LLC Asset Value (GAAP) (2)		$0
Plus:	Five Point Land, LLC Asset Value (GAAP) (2)		$0
Plus:	Newhall Agriculture - Operating Properties and Equipment (2)		$0
Plus:	Other Properties (2)		$0
Plus:	Other Assets		$0

TOTAL REAL ESTATE ASSETS			$0

(Less)	Pledged Assets		$0

REVISED TOTAL UNPLEDGED ASSETS:			$0

	ACTUAL UNPLEDGED ASSETS:		$0

	MINIMUM UNPLEDGED ASSETS (3):	$	_________

	EXCESS	$	______+

	IN COMPLIANCE

(1)	Heritage Fields, LLC, Five Point Office Venture Holdings I, LLC, and Five Point Valencia Landbank LLC—Asset Value detailed in the Financial Statement

(2)

The Shipyard Communities and Five Point Valencia Land LLC is detailed in Schedule III—Real Estate and Accumulated Depreciation Schedule in the Financial Statement. San Francisco Assets shall not be included until the fiscal quarter in which the San Francisco Inclusion Date has occurred.

(3)	$375,000 at any time prior to the San Francisco Inclusion Date and $500,000 commencing with the fiscal quarter in which the San Francisco Inclusion Date has occurred

C-6	Five Point Operating Company, LP
Form of Compliance Certificate

(V) BORROWING BASE
TOTAL CONSOLIDATED UNPLEDGED ASSETS	$0
Borrowing Base Factor	1.50
BORROWING BASE	$0

BORROWING BASE INDEBTEDNESS
Consolidated Funded Indebtedness	$0
Less: Non-Recourse Indebtedness	$0
Less: Indebtedness secured by asset(s) of the Borrower or any subsidiaries not included in Consolidated Unpledged Assets	$0
TOTAL BORROWING BASE INDEBTEDNESS	$0

BORROWING BASE	$0

BORROWING BASE INDEBTEDNESS	$0

IN COMPLIANCE (YES/NO)
NEGATIVE COVENANTS – 7.875 SENIOR NOTES DUE 2025
(VI) RESTRICTED PAYMENTS – SECTION 4.08
IN COMPLIANCE (YES/NO)
(VII) DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES – SECTION 4.09
IN COMPLIANCE (YES/NO)
(VIII) INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK – SECTION 4.10
IN COMPLIANCE (YES/NO)

C-7	Five Point Operating Company, LP
Form of Compliance Certificate

(IX) ASSET SALES – SECTION 4.11
IN COMPLIANCE (YES/NO)
(X) TRANSACTIONS WITH AFFILIATES – SECTION 4.12
IN COMPLIANCE (YES/NO)
(XI) LIENS – SECTION 4.13
IN COMPLIANCE (YES/NO)
(XII) PERMITTED BUSINESS ACTIVITIES – SECTION 4.14
IN COMPLIANCE (YES/NO)
(XIII) MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS – SECTION 5.01
IN COMPLIANCE (YES/NO)

C-8	Five Point Operating Company, LP
Form of Compliance Certificate

EXHIBIT D-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities7) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: ______________________________

______________________________

[3]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[4]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[5]	Select as appropriate.
[6]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[7]	Include all applicable subfacilities.

D-1-1	Five Point Operating Company, LP
Form of Assignment and Assumption

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________

______________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): Five Point Operating Company, LP

4.	Administrative Agent: Zions Bancorporation, N.A. dba California Bank & Trust, as the administrative agent under the Credit Agreement

5.

Credit Agreement: Amended and Restated Credit Agreement dated as of _______________, among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer

D-1-2	Five Point Operating Company, LP
Form of Assignment and Assumption

6.	Assigned Interest[s]:

Assignor[s][8]	Assignee[s][9]	Facility Assigned[10]	Aggregate Amount of Commitment/Loans for all Lenders[11]		Amount of Commitment/Loans Assigned		Percentage Assigned of Commitment/ Loans[12]		CUSIP Number
		____________	$	____________	$	_________	____________	%
		____________	$	____________	$	_________	____________	%
		____________	$	____________	$	_________	____________	%

[7.	Trade Date: __________________][13]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][14]
[NAME OF ASSIGNOR]

By:

[NAME OF ASSIGNOR]

By:
Title:

[8]	List each Assignor, as appropriate.
[9]	List each Assignee and, if available, its market entity identifier, as appropriate.
[10]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment” etc.).
[11]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[12]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[13]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[14]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

D-1-3	Five Point Operating Company, LP
Form of Assignment and Assumption

ASSIGNEE[S][15]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]16 Accepted:

ZIONS BANCORPORATION, N.A. DBA CALIFORNIA BANK & TRUST,

as Administrative Agent

By:
Title:

[Consented to:][17]

By:
Title:

[15]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[16]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[17]	To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

D-1-4	Five Point Operating Company, LP
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee and meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

D-1-5	Five Point Operating Company, LP
Form of Assignment and Assumption

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

D-1-6	Five Point Operating Company, LP
Form of Assignment and Assumption

EXHIBIT D-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership

Amended and Restated Credit Agreement dated as of October 19, 2023 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

Please provide the following administrative details with respect to your participation in the above-referenced Agreement:

1. Identification. The full name (indicating punctuation and upper and lower case letters), address, contact, and telephone, telex, and fax numbers of your institution as they are to appear in documentation.

2. Payment instructions. The name, address and account numbers, together with any necessary reference, of your (correspondent) banks for payment of fees, interest and principal under the Credit Agreement. Unless individual details are provided, it will be assumed that all such items are to be paid to the same account.

3. Notice. The name, address, and telephone, telex, and fax numbers of the Person to whom notices should be sent upon receipt from the borrower.

Please direct your responses regarding administration details to the Administrative Agent’s contact information as set forth on Schedule 10.02 of the Agreement.

D-2-1	Five Point Operating Company, LP
Form of Administrative Questionnaire

EXHIBIT E

FORM OF GUARANTY

This GUARANTY (this “Guaranty”) is executed as of April 18, 2017 by THE SHIPYARD COMMUNITIES, LLC, a Delaware limited liability company, FIVE POINT LAND, LLC, a Delaware limited liability company, FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation, FIVE POINT COMMUNITIES, LP, a Delaware limited partnership, and FIVE POINT HERITAGE FIELDS, LLC, a Delaware limited liability company (together with each other Person who becomes a party hereto as “Guarantor” pursuant to Section 1.17 of this Guaranty, collectively, the “Guarantors” and each a “Guarantor”), for the benefit of ZIONS BANCORPORATION, N.A. dba CALIFORNIA BANK & TRUST, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below, the “Lenders”).

RECITALS

A. Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of April 18, 2017 herewith (said agreement, as it may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time being called the “Credit Agreement”) with Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”).

B. Under the terms of the Credit Agreement, the Borrower is required to cause the Guarantors to execute and deliver this Guaranty. The Guarantors hereunder are Domestic Subsidiaries of the Borrower. The Guarantors therefore desire to execute this Guaranty because of financial interest in the success of the Borrower.

C. Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.02 of the Credit Agreement are incorporated herein by reference.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantors hereby agree as follows:

ARTICLE 1

AGREEMENTS

1.1 Guaranty. Each Guarantor hereby unconditionally, continually and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of the Borrower now or hereafter existing under the Credit Agreement and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise and whether accruing before or after the filing of a petition initiating any insolvency, bankruptcy, reorganization or similar proceeding affecting the Borrower (collectively, the “Guaranteed Obligations”). This is a guarantee of payment and performance and not of collection or collectability only and the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances except as otherwise set forth herein. Without limiting the generality of the foregoing, this Guaranty guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Administrative Agent or the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

E-1	Five Point Operating Company, LP
Form of Guaranty

1.2 Expenses. After the occurrence and during the continuance of a Default, the Guarantors, jointly and severally, agree to pay or reimburse the Administrative Agent for all its reasonable and documented costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Guaranty and the other Loan Documents, including reasonable and documented legal fees and disbursements of one outside counsel to the Administrative Agent and the Lenders (including any local counsel deemed reasonably necessary by the Administrative Agent). The agreements in this Section shall survive the termination of this Guaranty.

1.3 Obligations Absolute. Each Guarantor guarantees the Guaranteed Obligations will be paid strictly in accordance with the Credit Agreement and the other Loan Documents, regardless of any applicable laws, rules, regulations and orders now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The obligations of the Guarantors hereunder shall remain fully effective without regard to, and shall not be affected or impaired by the following, any of which may be taken, at any time, without the consent of, or notice to, the Guarantors, nor shall any of the following give the Guarantors any recourse or right of action against the Administrative Agent or any Lender:(a) Any lack of validity or enforceability of, or any release or discharge of the Borrower or any other Loan Party from liability under, the Credit Agreement or any other Loan Document.

(b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of, or any consent to departure from, the Credit Agreement or any other Loan Document;

(c) Any subordination, compromise, exchange, release, nonperfection or liquidation of any collateral, or any release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the Guaranteed Obligations;

(d) Any express or implied amendment, modification, renewal, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of the Guaranteed Obligations or any of the Loan Documents;

(e) Any exercise or non-exercise by the Administrative Agent or any Lender of any right or privilege under this Guaranty or any of the other Loan Documents;

(f) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding (each, an “Insolvency Proceeding”) relating to the Guarantors, the Borrower or any other guarantor of the Guaranteed Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any Insolvency Proceeding, whether or not the Guarantors shall have had notice or knowledge of any of the foregoing;

(g) Any assignment or other transfer of this Guaranty in whole or in part or of any of the other Loan Documents in the manner provided in the Credit Agreement;

(h) Any acceptance of partial performance of the Guaranteed Obligations or the obligations of the Borrower under the Loan Documents or of any obligation of the Guarantors under this Guaranty; or

(i) Any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor (other than the payment in full in cash by the Borrower or any other Loan Party of the Guaranteed Obligations).

E-2	Five Point Operating Company, LP
Form of Guaranty

Each Guarantor understands and acknowledges that by virtue of this Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Borrower. As an example and not in any way of limitation, a subsequent modification of the Guaranteed Obligations in any reorganization case concerning the Borrower shall not affect the obligation of the Guarantors to pay and perform the Guaranteed Obligations in accordance with their respective terms prior to such reorganization case. If claim is ever made upon the Administrative Agent or the Lenders for repayment of any amount or amounts received by them in payment of the Guaranteed Obligations and the Administrative Agent or the Lenders, as applicable, repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or any other instrument evidencing the Guaranteed Obligations, the Guarantors shall be and remain liable to the Administrative Agent or the Lenders in accordance with the terms of this Guaranty for the amount so repaid to the same extent as if such amount had never originally been received by the Administrative Agent or the Lenders.

1.4 Waivers. Each Guarantor unconditionally waives, to the extent permitted by applicable Law, all defenses to the enforcement of this Guaranty, including, without limitation:(a) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty;

(b) Any right to require the Administrative Agent or the Lenders to proceed against the Borrower or any other guarantor of the Guaranteed Obligations at any time, or to proceed against or exhaust any security held by the Administrative Agent or any Lender at any time, or to pursue any other remedy whatsoever at any time;

(c) The defense of any statute of limitations affecting the liability of the Guarantors hereunder, the liability of the Borrower or any other guarantor of the Guaranteed Obligations, or the enforcement hereof, to the extent permitted by law;

(d) Any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any provision thereof, or any disability of the Borrower or any guarantor of the Guaranteed Obligations or of any manner in which the Administrative Agent or any Lender has exercised its rights and remedies under the Loan Documents, or by any cessation from any cause whatsoever of the liability of the Borrower or any guarantor of the Guaranteed Obligations;

(e) Any defense based on any action taken or omitted by the Administrative Agent or any Lender in any Insolvency Proceeding involving the Borrower or the Guarantors, including any election to have the Administrative Agent’s or any Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent or any Lender to the Borrower in any Insolvency Proceeding and the taking and holding by the Administrative Agent or such Lender of any security for any such extension of credit;

(f) Any defense based upon an election of remedies by the Administrative Agent or the Lenders, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any Lien, whether on real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including but not limited to, remedies relating to real property or personal property security, that destroys or otherwise impairs any subrogation rights of the Guarantors or the rights of the Guarantors to proceed against the Borrower or any other guarantor of the Guaranteed Obligations for reimbursement, or both (including California Code of Civil Procedure Sections 580a, 580b, 580d and 726);

E-3	Five Point Operating Company, LP
Form of Guaranty

(g) Any right the Guarantors may have under applicable law to a hearing with respect to the fair market value of any real property collateral securing the Guaranteed Obligations (the “Property”), either before or after foreclosure;

(h) Any duty of the Administrative Agent or any Lender to advise the Guarantors of any information known to the Administrative Agent or such Lender, as the case may be, regarding the financial condition of the Borrower and all other circumstances affecting the Borrower’s ability to perform its obligations to the Administrative Agent or the Lenders; it being agreed that the Guarantors assume the responsibility for being and keeping informed regarding such condition or any such circumstances;

(i) Any right of subrogation, reimbursement, exoneration, contribution, indemnity or otherwise against the Borrower that may arise out of or be caused by this Guaranty, all rights and/or claims against the Borrower which may arise against the Borrower by reason of this Guaranty, any right to enforce any remedy that the Administrative Agent or the Lenders now have or may hereafter have against the Borrower and any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent or the Lenders;

(j) Any right the Guarantors might have to revoke this Guaranty as to any advances made by the Administrative Agent or any Lender to or on behalf of the Borrower or pursuant to the terms of any of the Loan Documents;

(k) Any failure by the Administrative Agent or the Lenders to perfect or continue the perfection of any lien or security interest in any collateral, including, but not limited to, the collateral given under the Loan Documents or any failure by the Administrative Agent or the Lenders to protect the property covered by any such lien or security interest;

(l) any right to interpose any defense, counter-claim or offset (other than payment in full) of any nature and description which the Guarantors may now have or which may exist between and among the Administrative Agent, the Lenders and the Loan Parties; and

(m) without limiting the generality of the foregoing or any other provision hereof, any rights and benefits that might otherwise be available to the Guarantors under California Civil Code Section 2809, 2810, 2815, 2819, 2845, 2848, 2849, 2850, 2899 or 3433.

1.5 Waivers to Be Effective to Maximum Permissible Extent. Each Guarantor acknowledges and agrees that all waivers of defenses arising from any impairment of its rights of subrogation, reimbursement, contribution and indemnification and waivers of any other rights, privileges, defenses or protections available to it under applicable law are intended by it to be effective to the maximum extent permitted by applicable law.1.6 Waiver of Defense Based on Elimination of Right of Subrogation.

(a) Each Guarantor waives, to the extent permitted by applicable Law, all rights and defenses arising out of an election of remedies by the Administrative Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any right of such Guarantor to subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(b) In furtherance of the foregoing, the Guarantors waive, to the extent permitted by applicable Law, all rights and defenses that the Guarantors may have because the Borrower’s debt to the Administrative Agent and the Lenders is or may be, secured by real property. This means, among other things:

E-4	Five Point Operating Company, LP
Form of Guaranty

(1) The Administrative Agent, for the benefit of the Lenders, may collect from the Guarantors, jointly or severally, without first foreclosing on any real or personal property collateral pledged by the Borrower.

(2) If the Administrative Agent forecloses on any other real property collateral pledged by the Borrower:

(A) The amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if such Collateral is worth more than the sale price.

(B) The Administrative Agent, for the benefit of the Lenders, may collect from the Guarantors, jointly or severally, even if the Administrative Agent, by foreclosing on the Property or other real property collateral, has destroyed any right the Guarantors may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Guarantors may have because the Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

1.7 Subrogation. Each Guarantor understands that the exercise by the Administrative Agent of certain rights and remedies under the Loan Documents may affect or eliminate its right of subrogation against the Borrower or any other guarantor and that it may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, each Guarantor hereby authorizes and empowers the Administrative Agent, its successors, endorsees and/or assigns to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of each Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, each Guarantor hereby waives, until such time as the Guaranteed Obligations (other than contingent indemnification obligations under which there is no outstanding claim) have been paid in full in cash and all Obligations thereunder paid in full, and the Aggregate Commitments shall have been terminated or shall have expired, any claim or other rights which such Guarantor may now have or hereafter acquire against the Borrower or any other guarantor of all or any of the obligations of such Guarantor hereunder that arise from the existence or performance of such Guarantors’ obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower the Administrative Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

1.8 Independent and Separate Obligations. The obligations of the Guarantors hereunder are independent of the obligations of the Borrower and in the event of an Event of Default, a separate action or actions may be brought and prosecuted against the Borrower, whether or not the Guarantors are joined therein or a separate action or actions are brought against the Guarantors. The Administrative Agent and the Lenders’ rights hereunder shall not be exhausted until all of the Guaranteed Obligations (other than contingent indemnification obligations under which there is no outstanding claim) shall have been fully paid in cash and fully performed and the Aggregate Commitments shall have been terminated or shall have expired.

E-5	Five Point Operating Company, LP
Form of Guaranty

1.9 Subordination. To the extent required by the Credit Agreement, any indebtedness of the Borrower now or hereafter held by the Guarantors is hereby subordinated in the manner set forth in this Section 1.9 to the prior payment in full in cash and performance in full of the Guaranteed Obligations (other than contingent indemnification obligations under which there is no outstanding claim). While an Event of Default exists, the Guarantors agree not to ask for, demand, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property, by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of such indebtedness of the Borrower unless and until the Guaranteed Obligations (other than contingent indemnification obligations under which there is no outstanding claim) shall have been fully paid in cash and fully performed and the Aggregate Commitments shall have been terminated or shall have expired. If the Guarantors shall receive any payments from the Borrower while an Event of Default exists in violation of the preceding sentence, the Guarantors shall act as trustee for the Administrative Agent and the Lenders and immediately pay over to the Administrative Agent for the benefit of the Lenders any amounts received by the Guarantors to be applied against the Obligations.

1.10 Payments. It is understood that the Obligations may at any time and from time to time exceed the aggregate liability of the Guarantors hereunder without impairing this Guaranty. The Guarantors agree that whenever any Guarantor shall make any payment to the Administrative Agent for the benefit of the Lenders hereunder on account of the liability hereunder, such Guarantor will deliver such payment to the Administrative Agent at the address provided for it in Section 3.1 below and notify the Administrative Agent in writing that such payment is made under this Guaranty for such purpose. It is understood that the Administrative Agent, without impairing this Guaranty, may apply payments from the Borrower to the Guaranteed Obligations in such amounts and in such order as the Administrative Agent in its discretion determines. No payment made hereunder by any Guarantor to the Administrative Agent or the Lenders shall constitute such Guarantor as a creditor of the Administrative Agent, the Lenders or the Borrower.

1.11 Payments in Trust. If any amount shall be paid to any Guarantor contrary to the provisions of Section 1.4(i), such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

1.12 Continuing Guaranty; Successors. Subject to Section 1.13, the obligations of the Guarantors under this Guaranty and any other documents executed by the Guarantors in connection herewith shall continue in full force and effect until the Guaranteed Obligations (other than contingent indemnification obligations under which there is no outstanding claim) shall have been fully paid in cash and fully performed and the Aggregate Commitments shall have been terminated or shall have expired. This Guaranty shall be binding upon the Guarantors and its successors and assigns (provided that, except as permitted by the Credit Agreement, the Guarantors may not assign this Guaranty without the prior written consent of the Administrative Agent and each of the Lenders) and shall inure to the benefit of the Administrative Agent and the Lenders and their successors, transferees and assigns to the extent permitted by the Credit Agreement. Without limiting the generality of the foregoing, and without notice to the Guarantors, the Administrative Agent and/or the Lenders may assign or otherwise transfer any of their rights and obligations under the Loan Documents to any other Person in accordance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Administrative Agent or the Lenders, as applicable, herein or otherwise.

1.13 Release of the Guarantors. Subject to the last paragraph of Section 1.3 and Section 9.09 of the Credit Agreement, this Guaranty and the obligations of the Guarantors hereunder shall be terminated when the Guaranteed Obligations (other than contingent indemnification obligations under which there is no outstanding claim) shall have been fully paid in cash and fully performed, and the Aggregate Commitments shall have been terminated or shall have expired.1.14 [Reserved].

E-6	Five Point Operating Company, LP
Form of Guaranty

1.15 Fraudulent Conveyance. Subject to Section 1.16, notwithstanding the foregoing, it is the intention of each Guarantor, the Lenders and the Administrative Agent that the amount of the Guaranteed Obligations by such Guarantor under this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar laws applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render any Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

1.16 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provisions of this Section 1.16 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders hereunder, and each Guarantor shall remain liable to the Administrative Agent for the full amount guaranteed by such Guarantor hereunder. The “proportionate share” of any Guarantor shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of such Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplication) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

1.17 Joinder. Pursuant to Section 6.12 of the Credit Agreement, any other Person may become a Guarantor under and become bound by the terms and conditions of this Guaranty by executing and delivering to the Administrative Agent a Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as the Administrative Agent may reasonably request to establish the due organization, valid existence and good standing of such Person, in its jurisdiction of organization, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Each Guarantor makes the representations and warranties in the Credit Agreement as they relate to such Guarantor at the times required by the Credit Agreement, each of which is hereby incorporated by reference, and the Administrative Agent shall be entitled to rely on each of them as if they were fully set forth herein. In addition to the above, each Guarantor makes the following representations and warranties, which shall be continuing representations and warranties until this Guaranty terminates in accordance with its terms:

2.2 Financial or other Benefit or Advantage. Each Guarantor hereby acknowledges and warrants that such Guarantor has derived or expects to derive a financial or other benefit or advantage from the credit facilities extended to the Borrower under the Credit Agreement and from each and every renewal, extension or other relinquishment of legal rights made or granted or to be made or granted by the Administrative Agent or any Lender to the Borrower in connection with such credit facilities. Each Guarantor acknowledges that Borrower is not merely the agent, instrumentality or alter ego of such Guarantor, and that the Borrower is independent and separate business entities, fully and adequately capitalized for its own business purposes.2.2 Advice of Counsel. Each Guarantor has consulted with its attorneys regarding the terms and conditions and waivers set forth in this Guaranty.

E-7	Five Point Operating Company, LP
Form of Guaranty

ARTICLE 3

MISCELLANEOUS

3.1 Notices. All notices and other communications provided for hereunder shall be given in the manner, and to the respective addresses, set forth in Schedule 10.02 of the Credit Agreement; provided, however, any such notice to the Guarantors shall be given to it in care of the Borrower as provided in Schedule 10.02 of the Credit Agreement.

3.2 Amendments; Successors; Miscellaneous. Neither this Guaranty nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed in accordance with the terms of the Credit Agreement. All of the terms of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The term “Borrower” shall mean both the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the Obligations. No delay or failure by the Administrative Agent or any Lender to exercise any remedy against the Borrower or the Guarantors will be construed as a waiver of that right or remedy. All remedies of the Administrative Agent or any Lender are cumulative. No Guarantor shall have the right to assign any of its rights or obligations under this Guaranty except as permitted by the Credit Agreement.

3.3 No Waiver; Remedies. No failure on the part of the Administrative Agent or the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

3.4 Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

3.5 Assignability by Administrative Agent and Lenders. The Administrative Agent and any Lender may, at any time and from time to time, assign all of the rights of the Administrative Agent or such Lender under the Loan Documents and under this Guaranty in accordance with the provisions of the Credit Agreement, whereupon such assignee shall succeed to all rights of the Administrative Agent or such Lender, as the case may be, hereunder to the extent of such assignment.

3.6 Demands. Each demand by the Administrative Agent for performance or payment hereunder shall be in writing and shall be made in the manner set forth in Section 3.1. A dated statement signed by an officer of the Administrative Agent setting forth the amount of indebtedness at the time owing to the Administrative Agent or the Lenders by the Borrower under the Loan Documents shall, absent manifest error, be conclusive evidence thereof as between the Guarantors and the Administrative Agent or the Lenders in any legal proceedings against the Guarantors in connection with this Guaranty.

3.7 Complete Agreement. This Guaranty, together with all other Loan Documents to which the Guarantors are party, supersedes any prior negotiations, discussions or communications among the Guarantors, the Administrative Agent and the Lenders and constitutes the entire agreement between the Administrative Agent and the Lenders, on the one hand, and the Guarantors on the other hand, with respect to the Guaranteed Obligations.

E-8	Five Point Operating Company, LP
Form of Guaranty

3.8 Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

3.9 Judicial Reference; Consent to Jurisdiction. All claims, causes of action or other disputes concerning the Loan Documents, including any and all questions of law or fact relating thereto and consent to any jurisdiction relating thereto, shall, be subject to the Governing Law Agreement.

[Remainder of page intentionally left blank]

E-9	Five Point Operating Company, LP
Form of Guaranty

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

GUARANTORS:

THE SHIPYARD COMMUNITIES, LLC, a Delaware limited liability company By: Five Point Operating Company, LP, as manager By: Five Point Opco GP, LLC, as managing general partner

By:
Name:
Title:

By:
Name:
Title:

FIVE POINT LAND, LLC,
a Delaware limited liability company

By: Five Point Operating Company, LP, as manager By: Five Point Opco GP, LLC, as managing general partner

By:
Name:
Title:

By:
Name:
Title:

E-10	Five Point Operating Company, LP
Form of Guaranty

FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

FIVE POINT COMMUNITIES, LP, a Delaware limited partnership

By: Five Point Communities Management, Inc., as general partner

By:
Name:
Title:

By:
Name:
Title:

E-11	Five Point Operating Company, LP
Form of Guaranty

FIVE POINT HERITAGE FIELDS, LLC, a Delaware limited liability company By: Five Point Operating Company, LP, as member By: Five Point Opco GP, LLC, as managing general partner

By:
Name:
Title:

By:
Name:
Title:

E-12	Five Point Operating Company, LP
Form of Guaranty

EXHIBIT A

TO

GUARANTY

JOINDER TO GUARANTY

THIS JOINDER TO GUARANTY (“Joinder”) is executed as of     ,  , by,     , a      (“Joining Party”), and delivered to ZIONS BANCORPORATION, N.A. dba CALIFORNIA BANK & TRUST, as the Administrative Agent (in such capacity, the “Administrative Agent”), pursuant to the Guaranty dated as of April 18, 2017, made by THE SHIPYARD COMMUNITIES, LLC, a Delaware limited liability company, FIVE POINT LAND, LLC, a Delaware limited liability company, FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation, FIVE POINT COMMUNITIES, LP, a Delaware limited partnership, and FIVE POINT HERITAGE FIELDS, LLC, a Delaware limited liability company (together with each other Person who becomes a party thereto pursuant to Section 1.17 of the Guaranty, collectively, the “Guarantors” and each a “Guarantor”), in favor of the Administrative Agent (as amended, restated, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, the “Guaranty”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

RECITALS

A. The Guaranty was made by the Guarantors in favor of the Administrative Agent on behalf of itself and the Lenders described therein in connection with that certain Credit Agreement originally dated as of April 18, 2017 among FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership (“Borrower”), the lenders from time to time a party thereto (each a “Lender” and collectively, the “Lenders”), and the Administrative Agent, as such Credit Agreement has been or will amended, restated, amended and restated, supplemented or otherwise modified from time to time, including that certain Amended and Restated Credit Agreement dated as of _______________, the “Credit Agreement”).

B. Joining Party [has become a Subsidiary of Borrower][is the parent of the Borrower], and as such is required pursuant to Section 6.12 of the Credit Agreement to become a Guarantor under the terms and conditions of the Guaranty.

C. Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

1. By this Joinder, Joining Party becomes a “Guarantor” under and pursuant to Section 1.17 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Guaranteed Obligations as further set forth therein, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty. Without limiting the generality of the foregoing, the Joining Party hereby:

(a) makes to the Administrative Agent and the Lenders as of the date hereof each of the representations and warranties and agrees to be bound by each of the covenants contained in Article 2 of the Guaranty; and

(b) consents and agrees to each other provision set forth in the Guaranty.

E-13	Five Point Operating Company, LP
Form of Guaranty

2. The terms of Section 3.9 of the Guaranty with respect to governing law, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and each Joining Party hereto agrees to such terms. Notwithstanding the foregoing, Joining Party agrees that, upon its execution hereof, it will become a Party under the Governing Law Agreement and will be bound by all terms, conditions, and duties applicable to a Party under the Governing Law Agreement.

3. The effective date of this Joinder is __________, _____.

JOINING PARTY:

[_______________________],
a[_______________________]

By:
Name:
Title:

ACKNOWLEDGED:

ZIONS BANCORPORATION, N.A., dba CALIFORNIA BANK & TRUST,
as Administrative Agent

By:
Name:
Title:

E-14	Five Point Operating Company, LP
Form of Guaranty

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of ________ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________

F-1-1	Five Point Operating Company, LP
Form of U.S. Tax Compliance Certificate

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of ________ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ____________

F-2-1	Five Point Operating Company, LP
Form of U.S. Tax Compliance Certificate

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of ________ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members/owners are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members/owners is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members/owners is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s/owner’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________

F-3-1	Five Point Operating Company, LP
Form of U.S. Tax Compliance Certificate

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of ________ (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Five Point Operating Company, LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Zions Bancorporation, N.A. dba California Bank & Trust, as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members/owners are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members/owners is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members/owners is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s/owner’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: _________

F-4-1	Five Point Operating Company, LP
Form of U.S. Tax Compliance Certificate

EXHIBIT G

ORIGINAL ISSUANCE OF SENIOR NOTES INDENTURE

[Attached]

G-1	Five Point Operating Company, LP
Original Issuance of Senior Notes Indenture